Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED

DISTRIBUTION, DEVELOPMENT, COMMERCIALIZATION & SUPPLY AGREEMENT

BETWEEN

BRITANNIA PHARMACEUTICALS LIMITED

AND

US WORLDMEDS, LLC

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THIS AGREEMENT, DATED 15, JANUARY, 2016, IS BY AND BETWEEN:

1. BRITANNIA PHARMACEUTICALS LIMITED whose registered office is at Park View House, 65, London Road, Newbury, Berkshire RG14 UN (“BPL” or “Britannia”), and

2. US WORLDMEDS, LLC, a Delaware limited liability company, having its place of business at 4441 Springdale Road, Louisville, Kentucky 40241 (“USWM”),

each a “Party” and together the “Parties.”

RECITALS

(A)SLOAN PHARMA SARL, a Luxembourg societe a responsibilite limitee and subsidiary of USWM (“SLOAN”), and BPL were parties to the Distribution, Development, Commercialization and Supply Agreement dated 22, January, 2015 (the “Original Agreement”); and SLOAN has assigned its right, title and interest under the Original Agreement to USWM, and USWM has assumed all of SLOAN’s obligations under the Original Agreement, with the consent of BPL in connection with the Parties entering into this Agreement.
(B)BPL is the holder of certain Apokyn Intellectual Property Rights and is willing to appoint USWM as its distributor of the Apokyn [**] Pen Product for resale in the Territory only under the Apokyn US Trade Mark and associated trade dress, which BPL has transferred to the Joint Venture Company, which (in turn) will license the same to USWM for such purposes.

A.BPL develops, manufactures and sells certain pharmaceutical products in respect of which it is the holder of the Intellectual Property Rights worldwide pertaining thereto and wishes to work with USWM and its Affiliates to distribute the Apokyn [**] Pen Product and co-develop new products for the treatment of Parkinson’s Disease and other pharmaceutical applications (including the [**] Product) in the Territory, for which BPL intends to supply the Products or have the Products supplied to USWM and/or its Affiliates for resale in the Territory in accordance with the provisions set forth below.
B.USWM and its Affiliates have experience developing pharmaceutical products in the field of Parkinson’s Disease, sells and markets pharmaceutical products in the Territory and desires to work with BPL to purchase, market, sell and distribute the Apokyn [**] Pen Product, and USWM further desires (through it or its Affiliates) to co-develop new pharmaceutical products (including the [**] Product) and to purchase, market, sell and distribute the same in the Territory, each on an exclusive basis and under the licensed Apokyn US Trade Mark and associated trade dress on the terms and conditions set forth below.

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C.The Parties acknowledge that during the term of this Agreement, new Intellectual Property Rights will be created under the [**] Development and any Joint New Developments to be undertaken by the Parties and BPL and USWM intend that BPL and USWM shall each [**] an [**] respectively in such Intellectual Property Rights for the Territory only, to use the same only in the Territory in connection with the sale of the Products in the Territory only under the Apokyn US Trade Mark, or such other trademarks agreed to by the Parties. Such Intellectual Property Rights that either (a) pertain to the Reserved Territory or (b) are non-severable from the Intellectual Property Rights comprising Excluded IP at paragraphs (i)- (k) are intended to be owned by, and belong to, BPL (exclusively).
D.The Parties also intend that BPL shall have the primary right (but not the obligation) to supply all Products and Peripherals under this Agreement.
OPERATIVE PROVISIONS:

1.Definitions and Interpretation
a.In this Agreement, unless the context otherwise requires, the capitalized terms shall have the following definitions and rules of interpretation apply:
“Accounting Statement” means a statement setting out the [**] incurred by the relevant Party during the previous Calendar Quarter.
“Additional Payment” has the meaning defined in Clause 12.4.
“Affiliates” means, with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common control with, that first Person.
“Agent” and “Agents” have the meanings defined in Clause 22.7.
“Agent Representative” has the meanings defined in Clause 22.7.
“Apokyn Asset Sale” means, with respect to a Party, the sale, or proposed sale, to a Third Party of all or substantially all of the assets comprising the Party’s ‘Apokyn’ and/or apomorphine related business, but shall not include such sales to an Affiliate of the Party.
“Apokyn Domain Name Registration” means the domain name registration in respect of the Apokyn US Domain Name listed on Schedule 2.
“Apokyn [**] Pen Product” means the Apokyn [**] as configured with the [**] marketed by [**] in the [**]. For the avoidance of doubt, any [**] shall be considered a [**] (if agreed to by the Parties and/or the [**] from time to time) and shall constitute [**], unless the same is [**].

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“Apokyn US Trade Mark” means the U.S. trade mark Registration No. 2973482 previously registered in the Territory in the name of BPL (and to be registered as soon as reasonably practicable following the date of this Agreement in the name of the Joint Venture Company), details of which are more particularly set out in the [**] which (together with the associated trade dress and goodwill) are to be used on or in relation to the Products at all times during this Agreement to the exclusion of any other mark or device, or any other trade mark belonging to BPL which the Parties agree to be used in connection with the sale of the Products in the Territory.
“Business Day” means any day on which the banks are generally open for business in New York & London (other than a Saturday, Sunday or public holiday in New York & London).
“Calendar Quarter” means the respective period of three (3) consecutive calendar months ending on 31 March, 30 June, 30 September or 31 December in any given Calendar Year.
“Calendar Year” means each period of full twelve (12) months beginning on the 1st of January and ending on the 31st of December of the same year (including any partial calendar year in the case of the first or last calendar year of the term of this Agreement).
“COGS” means the cost of goods/service charge for the relevant Products sold in the Territory determined in accordance with Schedule 5, but excludes any [**] due to a [**] in relation thereto.
“Commencement Date” means the date that this Agreement is executed by both Parties.
“Contract Year” means each period of full twelve (12) months starting on the Commencement Date during the term of this Agreement.
“Control” (including, with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of power to direct or cause the direction of (a) management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (b) at least fifty percent (50%) of the issued share capital (partnership or other ownership capital (whether directly or pursuant to any option, warrant or other similar arrangement) or otherwise.
“Cost Sharing Ratio” means the following ratios by which the Parties agree to share the Shared Development Costs with respect to [**] Development and Joint New Developments, being:
(1)[**]% to USWM and [**]% to BPL in respect of the [**];
(2)[**]% to USWM and [**]% to BPL in respect of a [**] for [**] in the [**] only; and

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(3)[**]% to BPL and [**]% to USWM in respect of a [**] for [**] in both the [**] and the [**] (such allocation to be strictly limited to such part of any program which is in fact used in both the [**] and the [**]).
“Development Program” has the meaning defined in Clause 6 (as varied from time to time by agreement of the Parties).
“Dossier” means any and all information relating to the Apokyn [**] Pen Product, the [**] Product or any product arising out of a Joint New Development which are contained in the documentation prepared in order to obtain and maintain the Product Licence for the same in the Territory.
“EEA” means the European Economic Area (as at the date hereof and as constituted from time to time).
“Effective Date” means [**].
“Excluded IP” means, unless otherwise agreed by the Parties in an amendment to this Agreement in connection with Joint IP:
a.the [**] (which shall be owned by the Joint Venture Company);
b.the [**];
c.the [**] in the [**], including the right to use and license and apply for, register and maintain the same (or any similar mark) therein;
d.the right to challenge and take assignment of any [**] of [**] as a [**] in the [**];
e.the [**] and the [**] details of which are set out in Schedule 2 (which shall be owned by the Joint Venture Company);
f.the right to [**] and [**] for any [**] containing the word [**] or similar name;
g.the trade dress for the [**] (which shall be owned by the Joint Venture Company);
h.all Intellectual Property Rights in the [**], and bills of materials relevant to the [**] and [**] of the [**], the [**], the [**] and all [**] relating to the [**], [**], and [**] of the [**], but only with respect to the use or development of such Intellectual Property Rights within the [**], whether or not such Intellectual Property Rights are also developed or used within the [**];
i.all Intellectual Property Rights in (i) the [**] for the [**] and any product referred to in paragraph (j) below, (ii) bills of materials relevant to the [**] and [**] of the [**] and any product referred to in paragraph (j) below, (iii) the [**] and the rights in the [**] to any product referred to in paragraph (j) below, (iv) the [**] and all [**] relating to the [**] or any product referred to in paragraph (j) below,

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(v) any Intellectual Property Rights (including [**] and [**]) which are independently developed or acquired solely by [**] from any [**] (whether such rights are registered or unregistered), and/or (vi) any Intellectual Property Rights which are licensed in solely by [**] from any [**] whether before or after the Effective Date which (in each case) is contained therein or in other [**], provided, for the avoidance of doubt, that as it relates to the use of the same in any [**], the background Intellectual Property Rights contributed by [**] associated with such [**] shall be [**] under this subclause (I) and foreground (meaning newly generated under this Agreement) Intellectual Property Rights associated with such [**] shall, to the extent it is material and severable from the aforesaid [**] (and to the extent that it is not subject to any assignment back undertakings in favour of any [**] or material Intellectual Property Rights relating to a joint [**]) and insofar only as it pertains to the [**], shall be [**];
j.the Intellectual Property Rights in all [**] and [**] of any description marketed by or on behalf of [**] (whether by itself, its Affiliates or any sales agents or distributors) in the [**] (whether now or in the future) (including any Intellectual Property Rights pertaining to the [**] to be transferred to [**] in accordance with Clause 4.1.2);
k.any Intellectual Property Rights which are [**] solely by [**] or its Affiliates from any [**] licensor from time to time and/or any Intellectual Property Rights which under the terms of such licences are expressed to belong to or be [**] back to such [**] licensor; and
l.except for Intellectual Property Rights owned by the [**], any other Intellectual Property Rights that are the property of or used by [**] not exclusively comprising the [**].
“Field of Use” means the treatment of Parkinson’s Disease and any other field of use agreed to by the Parties in respect of a Joint New Development.
“Forecast” means the forecast of USWM as described in Clause 11.8.
“Formulations” means all Intellectual Property Rights whether created or arising before or after the date hereof in the formulations, recipes, processing procedures, technology and quality standards used (or to be used) in the manufacture and packaging of the Products, including any product under development.
“Good Distribution Practice” means the US FDA (21 CFR 211.150, 21 CFR sections 203 and 205 and NDA/ANDA labelling requirements) legislation and guidelines or any updated or amended version thereof or equivalent in the Territory.
“Good Manufacturing Practice” means the principles of good manufacturing practice set out in EU Directive 2003/94/EC (as amended) and current regulatory requirements

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promulgated by the U.S. Food and Drug Administration under the United States’ Federal Food, Drug and Cosmetic Act, as amended 21 C.F.R § 210 et seq.
“Improvement” means any improvement, enhancement or modification to a Product (or any other product referred to in this Agreement) or their method of manufacture or to the Dossier (and any data or Know How arising in connection with the aforesaid).
“[**] Development” means the development as applied of [**] of [**] in a presentation for continuous [**] by [**] for the treatment of Parkinson’s Disease using [**] or other [**] in accordance with the Development Program set forth in Schedule 4, as amended from time to time. Only upon the granting of a Product Licence in connection with the product so developed shall such product be deemed a Product for the purposes of this Agreement, and may also be referred to as the “[**] Product.”
“Insolvency Event” means an event which occurs when a Party: (a) enters into a compulsory or voluntary liquidation or bankruptcy proceeding; (b) is dissolved, or an order shall have been entered or a resolution is passed for its winding up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such Party’s respective affairs; (c) compounds with or convenes a meeting of its creditors or has or seeks to have an administrator, receiver, liquidator, or trustee appointed over all or any part of its assets or takes or consents to or fails to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Party or of or relating to all or substantially all of such Party’s property or suffers any similar action in consequence of a debt; (d) shall admit in writing its respective inability, or shall be unable, to pay its debts generally as they become due; (e) shall file a petition to take advantage of any applicable bankruptcy, insolvency, reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, or such Party shall consent to, or fail to object to, the filing of any such petition, or, if such Party shall so object to the filing of any such petition, such petition shall not have been dismissed within 60 days of the filing thereof; or (f) ceases for any reason to carry on business in a manner not addressed by (a) through (e) above; provided, however, that it shall not be an Insolvency Event if, with the prior written consent of the Agent, an action is taken under (a) through (e) above in order to effect (x) a sale of such Party or all or substantially all of its assets to a Permitted Assignee pursuant to clauses 22.9 and 24.3, and subject to clause 24.4, or (y) a reorganization, reconstruction or amalgamation of such Party, provided that such Party is solvent and a viable business with going concern following such reorganization, reconstruction or amalgamation; and provided further, however, that such action is taken in connection with a “pre-packaged” or “pre-negotiated” bankruptcy, insolvency or reorganization proceeding, and such action under (x) or (y) is completed within 90 days of its commencement.
“Intellectual Property Rights” means the statutory, common law, civil law, and proprietary rights throughout the world in any discovery, trade secret, Know-How,

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development, invention, improvement, design, trade dress, process, study results, formula, information, computer program, semi-conductor or other topography, patent, supplementary protection certificate, copyright, registered design, trade mark, utility model, protected geographic origins, logos or other industrial or intellectual property right (whether registrable or not), in each case for the full term of such rights and for all renewals or extensions of such rights, and applications for any of the foregoing.
“Initial Price” has the meaning defined in Clause 11.2.
“Initial Term” has the meaning defined in Clause 21.1.
“Joint Development Committee” or “JDC” has the meaning given to it in Clause 6.7.
“Joint IP” means any Intellectual Property Rights expressly designated under this Agreement to be held in the joint names of the Parties in connection with the [**] and any [**], which Intellectual Property Rights are subject to the terms and conditions of Clause 4.1 herein, excluding, for the avoidance of doubt, the Excluded IP (subject however to the continued licence to use of certain of the same in accordance with Clause 3.3 & 4.11 to the extent the same would not constitute a [**] of any [**] agreement with a [**]).
“Joint New Development” means a new development that the Parties have agreed to jointly develop in accordance with Clause 7.
“Joint Venture Company” means the company incorporated (or to be incorporated) on or about the date of this Agreement in accordance with the [**] of the [**], the [**] of which shall be [**] [**]% by [**] of the [**].
“[**] Licence [**]” means the licence [**] in the [**] to be [**] into [**] the [**] and [**] pursuant to which the [**] shall grant a licence to the Apokyn US Trade Mark, the Apokyn Domain Name Registration and the trade dress for the Apokyn [**] Pen Products.
“[**]” means the agreed form (or substantially the same) [**] for the Joint Venture Company to be entered into between the Parties dated on or about the date hereof which provides, inter alia, for the consequences set forth in Clause 4.6.2 e. and Clause 4.6.3.c.
“Know How” means all secret, industrial and commercial information and know how (including but not limited to, a summary of the characteristics of any Product, labelling, package leaflets, scientific documentation, raw material procurement, packaging and production information, formulations, processes, specifications, techniques and methods of quality control, pre-clinical and clinical data, patient data, stability reports and any other information contained in any Product Licence or Dossier) which is necessary and desirable to manufacture, validate, control and release to market the Products.
“Marketing Plan” means a plan specifying for each Calendar Year the investments and the promotional activities to be undertaken by USWM and its Affiliates and their

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respective field forces to market the Products within the Territory in order to achieve the objectives agreed in the Sales Budget.
“Monthly Accounting Report” means a written accounting report of the Net Sales made or invoiced by or on behalf of USWM and/or its Affiliates for the preceding month in a format reasonably satisfactory to BPL which sets forth the sales figures and the manner in which the relevant [**] or [**] (as the case requires) has been or will be calculated. All amounts referred to in the Monthly Accounting Reports shall be reported in US Dollars.
“Net Sales” means the [**] of the Products in the Territory made or billed by USWM and its Affiliates (in which case such sales shall be consolidated for all of USWM and its Affiliates for purposes of calculating Net Sales), less the following (“Deductions”) to the extent actually incurred, allowed, accrued or specifically allocated to such Product for such period in the ordinary and usual course of its business (and not previously or otherwise deducted in calculating any payments due to BPL under this Agreement): (i) [**] and [**], and other [**] or [**] to its customers [**] and [**]; (ii) [**], [**] or other [**] allowed in amounts [**] in [**], [**], [**] and [**]; (iii) amounts [**] or [**] on [**], [**] or [**]; (iv) [**] over [**] days old (provided, however, that in the case of such [**], USWM shall credit back to the final calculation of the [**] or [**] (as the case may be) associated with such Net Sales calculation [**]% of the [**] associated with any such [**] and USWM shall account in full for the same which are subsequently [**] in accordance with the rights and obligations of the Parties hereunder and after taking account of any [**] but subject to a [**] of [**] by USWM as aforesaid where any such [**] is only [**]); and (v) [**] to support the following: (1) [**], (2) [**] for [**], and (3) [**] to [**] to support [**] under [**]; and (vi) the [**] of [**] of clearly identified [**] and [**], including reasonable explanation/justification for such [**]. For the avoidance of doubt, the aggregate Deductions in any Calendar Year shall not in any circumstances exceed [**] percent of the afore-mentioned [**] for such Calendar Year.
“New Development Plan” has the meaning defined in Clause 7.1.1.
“Peripherals” means the [**], [**], [**], and any other peripheral which the Joint Development Committee or the Parties agree to develop or commission to increase or protect sales of the Products.
“Permitted Assignee” means a corporation, partnership, association, trust or other legal entity or organization that is reasonably considered by the non-assigning Party to have (i) the expertise, experience, integrity and technical competency in the development and commercialization of pharmaceutical products, and for whom its primary business has been in, the development and commercialization of pharmaceutical products and (ii) sufficient financial strength and liquidity (including capitalization) to enable it to perform all of its obligations under this Agreement and the [**].
“Person” means any individual, corporation, partnership, association, trust or other legal entity or organization, having legal personality, or the right to sue in its own name.

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“PIL” means Product Information Leaflet, Package Insert, Prescribing Information or Registered Product Labeling, each as applied by applicable laws of the Territory to the Product in connection with marketing and distribution of Products within the Territory.
“Product Licence” means the regulatory approval issued or required to be issued by the competent regulatory authority in the Territory (including any renewal or variation thereof and/or any application relating to the aforesaid) which is legally required to promote, market, sell, distribute and otherwise deal with the Products in the Territory.
“Products” means the Apokyn [**] Pen Product, the [**] Product and all Peripherals (whether conceived as of now or in the future) relating to the Products, and any other product arising from any [**] following successful completion of the same or the [**] Development or [**] (as the case requires) and such other products as may from time to time be agreed in writing by the Parties, each of which will be set forth on Schedule 1 as updated from time to time.
“Promotional Materials” means any advertising, promotional, marketing and selling materials, including the PIL, relating to the Products.
“Representatives” shall have the meaning set out in Clauses 4 & 15.2 respectively.
“Reserved Territory” means the whole of the world except the Territory and includes all the countries/areas in respect of which BPL has appointed or may from time to time appoint another distributor or licensee or those which BPL has reserved for itself or its Affiliates, and when used herein includes references to any singular area of the Reserved Territory (and not the whole of the world in all cases).
“Restricted Information” means any information of a confidential or proprietary nature which is disclosed by either Party to the other pursuant to or in connection with this Agreement (whether orally or in writing or by electronic means, and whether or not such information is expressly stated to be confidential or marked as such), including the transactions covered by this Agreement, materials delivered under this Agreement and the terms of this Agreement. The following shall also be deemed to be Restricted Information:
a.the Dossier(s), the Marketing Plans, the Sales Budgets and the Development Plan and any New Development Plan from time to time;
b.any information of a technical or scientific nature provided by either Party in connection with any Product which includes data under Article 4.3;
c.any work in progress, technical or scientific information generated through the [**] Development or in connection with any products arising from a Joint New Development;
d.Improvements;

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e.to the extent not covered by sub-paragraphs (a) through (d) above, any other information of a technical or scientific nature contained in any pharmaceutical dossier related to the Products or otherwise used in connection with any application for or maintenance or renewal of any Product Licence in the Territory; and
f.the Intellectual Property Rights to any Product (subject always however to the assignment(s) contemplated by Clause 4.1.2).
Restricted Information shall not include information that:

a.is in or comes into the public domain other than as a direct or indirect result of a breach of this Agreement;
b.is known by either Party or its Affiliates before the date of this Agreement and is not under any obligation of confidence in respect of such information; or
c.lawfully becomes available to either Party or its Affiliates other than from a source which is connected with either Party or any company that is (or was at the date of this Agreement) in its Group and that the source is not under any obligation of confidence in respect of the information;
d.any information which a Party can demonstrate was developed entirely independently from any Restricted Information and not created in breach of Clause 7; and
e.the Parties agree in writing is not confidential.
“Retained Trade Marks” means all trademarks, trade dress, logos, designations or other names of any kind whatsoever, whether registered, unregistered or capable of registration, anywhere in the world in which BPL has any interest other than the Apokyn US Trade Mark, and includes the right to use, exploit, enforce and register the trade mark ‘Apokyn’ or similar mark in all parts of the Reserved Territory.
“Royalty Payment” for the purposes of Clause 13, means [**] ([**]%) of [**], less the [**].
“Sales Budget” means a budget specifying for each Calendar Year the sales forecast (expressed both in terms of [**] and corresponding [**]) to be targeted by USWM and any relevant Affiliate(s).
“[**] Development Costs” means the actual costs, including [**], properly incurred by a Party in connection with a Development Program (to the extent specifically provided for in any development budget or any approved cost-overruns) (excluding any [**] and [**] required to be paid to any [**] in connection with [**] for, [**] and [**] any [**]), as

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approved from time to time by the Joint Development Committee (acting reasonably) and specifically includes the following to the extent so approved:
a.reasonable & direct [**] ([**]) incurred by a Party properly allocable to the development activities directly related to the Development Program, including the costs associated with any required or approved [**] or [**] related to the Products such as [**] or [**] but excluding however [**] and [**] for [**];
b.amounts properly billed to a Party by a Third Party with respect to assistance rendered by such Third Party in connection with the Development Program;
c.amounts paid or accrued by any Party for the [**], by [**], [**], [**] or otherwise, of [**] relating to and properly allocable to the Development Program (which, for the avoidance of doubt, shall constitute [**] - unless the same is [**] - and the Parties shall have regard to clause [**] in this respect);
d.provided such costs are pre-approved by the Joint Development Committee, the cost to a Party of [**] and/or [**] and [**] (excluding [**] of the relevant Party or Affiliate thereof) who will be [**] in a Development Program but only for the actual duration of each [**] therein and at a [**] or [**] to such [**] to such Development Program which is pre-agreed in advance, provided further that:
1.the Party does not have the relevant [**] or [**] from within its own Development Program [**];
2.the aforesaid costs of such [**] will be [**] than the cost of [**] the [**] to be [**] by a [**];
3.in no circumstances will any [**] or [**] and [**] relating to [**] of such [**] constitute Shared Development Costs;
4.the parties shall use their commercially reasonable efforts to ensure that the Joint Development Committee agrees a system for effectively monitoring [**] by relevant [**] on the Development Program.
e.For the purposes of this definition, the phrase ‘‘executives’’ includes [**], [**], [**], [**], [**] & [**] and their respective successors, and includes any other individuals carrying on an executive function within each Party and/or relevant Affiliates.
Notwithstanding the foregoing, if: (i) any [**] which has been [**] by or on behalf of [**] in relation to its [**] is subsequently [**], following Joint Development Committee Approval of such [**], in any Development Program, [**] shall be entitled to be reimbursed [**]% of the [**] and [**] directly [**] by it in [**] such [**] that is subsequently [**] in a Development Program; and (ii) if any [**] which has been [**] or in connection with a Joint New Development in relation to the Territory only is subsequently used by [**] for its developments in the [**], [**]

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shall be entitled to be reimbursed an amount of the [**] and [**] directly [**] by it in [**] such [**] that is subsequently [**] by [**] in the [**] so as to reflect the [**] for a Joint New Development for the Territory and the Reserved Territory.

“Specification” means the specification for a relevant Product as set out in the Technical Agreement relating thereto and the Product Licence therefor.
“Territory” means the United States of America and its territories and possessions.
“Third Party” means any Person other than a Party or its Affiliates.
b.References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and include references to any provisions of which they are re-enactments (whether with or without modification); and references to statutes include the Schedules thereto and any regulations or subordinate legislation made thereunder;
c.Words and expressions importing the singular include the plural and vice versa; words importing any gender include every gender; and references to persons include bodies corporate, unincorporated associations, partnerships and individuals;
d.References to Clauses, Recitals and Schedules are references to Clauses hereof and recitals and Schedules hereto; references to sub-Clauses are, unless otherwise stated, references to sub-Clauses of the Clause in which the reference appears; references to this Agreement include the Recitals and Schedules; and the Schedules form part of this Agreement as if set out in the body of this Agreement. A reference to an agreement is a reference to that agreement as varied or novated (in each case, other than in breach of the provisions of this Agreement) at any time;
e.The headings to Clauses, Schedules and paragraphs to Schedules are inserted for convenience only, have no legal effect and shall not affect the construction or interpretation of this Agreement;
f.Any phrase introduced by the terms “including”, “include”, “in particular”, “including, without limitation,”, “including but not limited to” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
2.Reserved
3.Appointment of USWN as Exclusive Distributor of the Apokyn [**] Pen Product

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a.BPL hereby appoints USWM as its exclusive distributor for the promotion and sale of the Apokyn [**] Pen Product in the Territory, and USWM agrees to act in that capacity (subject to the terms of this Agreement).
b.Nothing in this Agreement shall entitle USWM to exploit any of the rights licensed to it under this Agreement or any Intellectual Property Rights or Restricted Information of BPL other than in accordance with this Agreement.
c.Subject to Clause 4.11 and other terms of this Agreement, Britannia hereby grants to USWM an exclusive licence, solely for use in the Territory, of the Excluded IP referred to at paragraph (i) of such definition, for the sole purpose of enabling USWM to exercise its rights and perform its obligations under this Agreement.
d.If USWM wishes to assign its interest and/or subcontract or delegate any of its duties and responsibilities hereunder or under the [**] to an Affiliate of USWM, then (without prejudice to Clause 4.1.4 & 4.1.5) no less than [**] Business Days prior to the effective date of the assignment, sub-contracting or delegation:
i.it shall notify BPL that it desires to do so and shall provide the name of the proposed assignee, sub-contractor or delegate Affiliate; and
ii.(without prejudice to the condition at clause 2.1.6 above) require and ensure that the Affiliate executes and delivers an Assignment and Assumption Agreement of this Agreement and the [**], sub-licence, or sub-contract, as the case may be, to BPL, in a form and content reasonably satisfactory to BPL.
e.Except as provided in Clause 4.11, Clause 5 and Clause 23.1.1, upon termination of this Agreement, USWM shall have no further rights to purchase or distribute the Apokyn [**] Pen Product or to the licence of any Excluded IP, unless otherwise agreed in writing by BPL, except that for a period of [**] days following expiration or termination, USWM may, on a non-exclusive basis, continue to sell, in accordance with the terms and conditions hereof, any inventory of the same in its possession, custody and control (which shall include non- cancellable orders of inventory (if any) and inventory in the possession of Third Party distributors which is subject to a retention of title in favour of USWM) at that time.
4.Ownership of the Joint IP and Commercialization of the Joint IP and the US Apokyn IP
a.Joint Ownership & Excluded IP
i.The Joint IP created under this Agreement (which, save as regards Excluded IP contained therein, includes the [**] and any [**] that does not constitute a [**] of [**] Intellectual Property Rights from any [**] from time to time) shall, subject to any assignment made or to be made in accordance with clause 4.1.2, be jointly owned in [**] and [**] by BPL on

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the one hand and USWM on the other hand, and may be commercialized or transferred only pursuant to the terms and provisions of this Agreement (including any clause which is expressed to survive termination, howsoever arising).
ii.The joint ownership between the Parties of any Joint IP is limited to the US Territory only and excludes the Excluded IP, including all Intellectual Property Rights relating to the Apokyn [**] Pen Product (and any post-approval studies commissioned in relation thereto) (all of which Excluded IP belongs to BPL exclusively, or any Third Party licensor of relevant Intellectual Property Rights to BPL or its Affiliates, as applicable). To the extent that USWM or its Affiliates on the one hand or BPL on the other creates, acquires (other than through an in-licensing arrangement where such rights are expressed to belong to a Third Party) or develops any Intellectual Property Rights in respect of any Product that is or becomes Joint IP hereunder, then: (i) insofar as the same arise or exist or are capable of commercialization, or are applied for, brought or made within the [**] (whether or not they also arise or are capable of commercialization, or are also applied for, brought or made within the [**]) (including any Excluded IP), shall [**] to and [**] in [**], and, to the extent necessary to vest ownership of the same [**] in [**], [**] agrees to (or agrees to procure that any relevant Affiliate agrees to) assign, assigns, and does hereby assign its entire right, title and interest in and to any such Intellectual Property Rights outside of the [**], as such rights are created, acquired or arise, to [**] for all the [**], free of all security interests, claims and encumbrances (and the Agent(s) and the Agent Representative agree and acknowledge that the same is free of all security interests and encumbrances); and (ii) insofar as the same arise or are capable of commercialization, or are applied for, brought or made within the [**], whether or not they also arise or are capable of commercialization, or are also applied for, brought or made within the [**], shall be jointly owned by the Parties and a [**]% [**]in the whole shall be assigned and hereby is assigned irrevocably to belong to and vest absolutely in [**] and [**], and, to the extent necessary to vest interest said [**]% interest ownership of the same absolutely in [**] or [**], as the case may be, [**] and [**], as the case may be, agree to assign, assigns, and does hereby assign an [**]% interest in the whole of such Intellectual Property Rights in the [**], as such rights are created or arise, to the other Party for the [**], free of all security interests, claims and encumbrances (and the Agent(s) and the Agent Representative agree and acknowledge that the same as owned or to be owned by [**] is free of all security interests, claims and encumbrances). Neither [**] nor its Affiliates shall have or retain any rights whatsoever to any such Intellectual Property Rights (i) in the sole name of [**] in the [**], or (ii) that is or becomes Joint IP hereunder in the name of [**] as a [**] of a [**]% [**] interest in

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the [**], other than in the case of (ii) only, in accordance with the remainder of this Clause 4. Accordingly, [**] shall be the [**] of the Intellectual Property Rights to the Products for the [**], and shall be able to commercialize the same fully in the [**] without notice, consent or recourse to [**] or any of its Affiliates. Neither [**] nor its Affiliates shall have or retain any rights whatsoever to any such Intellectual Property Rights that is or becomes Joint IP in the name of [**] as a [**] of a [**]% [**] interest in the [**] other than in accordance with the remainder of this Clause 4.
iii.Neither [**] nor its Affiliates shall assert any rights in relation to the rights owned by [**] or vested in [**] (whether now existing or hereafter created or arising) pursuant to Clause 4.1.2 and [**] acknowledges (and shall procure the acknowledgement of its Affiliates of) [**] full ownership of such rights, to the exclusion of [**] and its Affiliates in the [**]. Furthermore, neither Party shall (and shall procure that none of its Affiliates shall) challenge the ownership of any rights of the other Party under Clause 4.1.2 or any Intellectual Property Rights held by the Joint Venture Company.
iv.Subject to Clause 4.1.5, if a Party (“Assigning Party”) wishes to assign its interest in some or all of the Joint IP to an Affiliate of the Assigning Party then no less than [**] Business Days prior to the effective date of the assignment:
a.it shall notify the other Party (Non-Assigning Party) that it desires to do so and shall provide the name of the proposed assignee; and
b.require and ensure that the Affiliate (as the case may be) executes and delivers an Assignment and Assumption to the Non-Assigning Party (in a form and content reasonably satisfactory to the Non-Assigning Party).
v.No assignment under clause 4.1.4 shall relieve the Assigning Party from any liability it may have to the Non-Assigning Party under this Agreement. Each Party hereby guarantees the performance of its Affiliates, and the grant of any sublicence or transfer of rights to any Affiliate shall not relieve the sub-licensing or transferring Party of its obligations under this Agreement, except to the extent that they are (and continue to be) satisfactorily performed by such Affiliate sub-licensee. Any such sub-licence (or transfer) to an Affiliate shall terminate (or be revoked, as the case may be) automatically in the event of a change of Control of such Affiliate resulting in the latter ceasing to be an Affiliate of the relevant Party and the sublicensing (or transferring) Party shall expressly provide for such automatic termination (or revocation, as the case may be) in the sub-licence (or transfer).

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i.If a Party wishes to assign its interest in the Joint IP to an Affiliate then it need not necessarily assign its interest in all the Joint IP throughout its relevant territory, and may assign its interest in only some of the Joint IP, but without prejudice to its obligations under clause 4.1.4 b.
ii.If an assignee under the foregoing provisions ceases to be an Affiliate of the Assigning Party, then the Assigning Party shall procure that such entity shall forthwith re-assign its interest in the Joint IP to the Assigning Party.
iii.For the avoidance of doubt, no assignment or grant of any security interest or encumbrance to any Third Party over the Joint IP and/or any Intellectual Property Rights licensed hereunder by BPL to USWM is permissible without the prior written approval of the other Party (which approval if given is on a case by case basis), except in compliance with Clauses 24.1 thru 24.3. Any secured party granted such a security interest shall be required to sign an acknowledgement in the form of a counterpart signature page to this Agreement evidencing such secured party’s acknowledgement of the terms and conditions set forth in Clauses 4.1, 23.1, 24.3 and 24.4.
a.Management of the Joint IP
i.The Parties recognize that for the duration of the protection afforded by the Joint IP and until such time as the Joint IP falls into the public domain (other than through a breach of this Agreement) or is not otherwise registered as a patent or other registered right, decisions will need to be made in relation to management of the Joint IP, including:
a.whether to apply for patent or other registered protection of any of the Joint IP;
b.whether and how to prevent any unauthorized disclosure of misuse of the Joint IP;
c.selection of outside counsel required or prudent to assist in such management;
d.authorizing any expenses in relation to any of the foregoing; and
e.whether and, if so, how and when any of the Joint IP is published other than in applications for patent protection or in respect of an application for a Product Licence (whether in the Territory or the Reserved Territory), (together, the “JIP Management”).

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i.Each Party shall elect a representative (each a “Representative”) to be responsible for communicating to the other Party information about, and each Party’s comments and decisions relating to, the JIP Management. The Representatives shall correspond and meet as often as required to effectively manage the Joint IP. Comments and decisions of a Party in relation to the JIP Management shall always be communicated to the other Party, and the Representatives shall only act by unanimous consent.
ii.Each Party shall promptly execute any documents required to implement decisions of the Parties in relation to the JIP Management of the Joint IP.
iii.If the Representatives are unable to agree on a matter relating to the JIP Management of the Joint IP then that matter (the “JIP Management Dispute”) shall be escalated to the CEO (or equivalent) of each Party or a member of the senior management of any ultimate parent company) (the “Designated Officers”), who shall meet (in person or by telephone) within [**] days of the matter being escalated to them to discuss the JIP Dispute.
iv.If the Designated Officers are unable to resolve a JIP Management Dispute within [**] days of the dispute having been escalated to them, then any Designated Officer may request that the Parties refer the matter for expert determination in accordance with Clause 6.6 below.
v.Unless otherwise provided for in this Agreement or agreed in writing between the Parties, all costs involved in the JIP Management of any Joint IP shall be shared between the Parties, [**]% to USWM and [**]% to BPL, except any costs which result from any action of a Party which was not pre-agreed by the Representatives, which shall be borne solely by the Party taking such action.
a.Registration
i.No registration of any Joint IP which entails the public disclosure of the Joint IP (such as a patent registration) shall take place without the prior written agreement of both Parties, except for the sole purpose of obtaining any Product Licences for Products in accordance with Clause 5 or as otherwise provided in Clause 4.2.
ii.If the Parties agree to the registration of any Joint IP under Clause 4.2.1 (JIP Management) other than in connection with obtaining any aforesaid Product Licence, then (unless otherwise agreed by the Parties in writing and subject to Clause 4.2):

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a.such registration(s) shall be owned in [**] by the Parties and shall be deemed to be Joint IP;
b.USWM shall be responsible for duly and timely preparing, filing and prosecuting any application for registration on behalf of the Parties and in their joint names in the Territory (subject to informing the JIP Management of any material information or decision required, and deferring to the JIP Management in respect of such decision);
c.USWM shall be responsible for the proper maintenance and timely renewal of any such registrations in the Territory on behalf of both Parties and in their joint names (except as regards any Product Licence for Products, where USWM shall be able to apply for the same in its own name in the Territory) (subject to informing the JIP Management of any material information or decision required, and deferring to the JIP Management in respect of such decision). BPL shall provide USWM with all assistance, information, and instruction which is reasonably required by USWM to comply with its obligations under this clause 4.3.2; and
d.BPL shall promptly reimburse [**]% of all proper and reasonable third party disbursements incurred by USWM under paragraphs b. and c. above.
iii.Neither Party shall amend or abandon any registration in respect of which the Parties are jointly registered without the other Party’s written consent. The Representative of the Party making an application for registration shall consult with the Representative of the other Party at reasonable intervals concerning the application for, prosecution of and maintenance of such registration(s).
b.Infringement
i.Each Party shall inform the other Party promptly in writing if it (or its Affiliates) becomes aware of any actual, threatened or suspected infringement, misuse or challenge of any Joint IP in the Territory.
ii.Without prejudice to clause 15 (Confidentiality), further to Clause 4.4.1, each Party (for purposes of this sub-clause a “First Party”) shall have the right but not the obligation to take action, file suit and enforce the Joint IP against such infringing third party, and to defend an action filed by a third party seeking to declare its rights as to any Joint IP in the Territory and to bring counterclaims to enforce the Joint IP against such third party, at its [**], in its [**] and under its [**] and [**] (with the other Party (for purposes of this sub-clause a “Second Party”) having the right to participate in any such action and be represented at its [**], if it so desires, by counsel of its own selection therein to the extent legally permissible), save that the First Party electing to take any action shall consult with the

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Second Party with regard to any material aspect of enforcement, shall have due regard to any reasonable representations made by the Second Party and shall not acknowledge Third Party rights or claims, and shall not settle any action, proceeding or dispute without the Second Party’s prior written consent (such consent not to be unreasonably withheld or delayed). The Second Party shall in any case assist, and join in any action as requested or required to maintain the action, subject to being indemnified in a reasonable manner as to any costs, damages, expenses or other liability and shall have the right to be separately represented by its own counsel at its own expense. If any damages or other sums are received by the First Party taking action (whether awarded by a court or paid by or on behalf of the infringing third party in an out-of-court settlement) as a result of any action that the First Party may take, suit it may file or other enforcement activity, the Second Party shall be entitled to retain from such damages or other sums paid an amount equal to its [**] and [**] which it has incurred in assisting in such action, suit or enforcement activity together with a sum equal to [**] per cent of the monies so recovered by the First Party. Any remaining sum shall go to the [**] taking such action, provided that if the sum received is insufficient to cover the First and Second Party’s [**] and [**] which were incurred in taking such action, then the First and Second Parties shall [**] the sum received [**] according to their [**] and [**]. However, where both Parties have elected to participate in such action, such action shall be managed in accordance with clause and the proceeds so recovered shall be allocated [**]% to USWM and [**]% to BPL in respect of any infringement directly arising in respect of the Territory, or, where the claim against such third party is in respect of an infringement of Joint IP arising with respect to the Territory and an infringement of equivalent Intellectual Property Rights in the Reserved Territory, the proceeds so recovered shall be allocated [**]% to BPL and [**]% to USWM (in each case, after each Party has recovered its respective out of pockets costs and expenses or shared them pro rata).
c.Commercialization & Exclusivity
i.Without prejudice to the rights granted to USWM in Clause 3, USWM shall also have a non-transferable (except in association with a permitted assignment pursuant to Clause 4), exclusive (subject to Clause 4.6) for the Territory, irrevocable and perpetual right in the Territory under the Joint IP to distribute, market, sell, advertise and promote Products manufactured under the Joint IP, subject always to: (i) such commercialization being made solely under the Apokyn US Trade Mark licensed under the [**] (or any other mark agreed to by the Parties, or as otherwise agreed by the Parties as required by the FDA or for an [**] JDC for the Territory from time to time, all (except for [**]) of which are to be owned by the Joint Venture Company); and (ii) compliance by USWM with the provisions of

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this Agreement and the [**] during the term of this Agreement (and thereafter, subject to compliance by USWM with those provisions which are expressed to survive termination, which, for the avoidance of doubt, shall include an obligation on USWM to make continued [**] for such time as the Products (or any other product containing any Joint IP) are sold by it [**] or [**] are [**] by [**] to it under [**]. Subject to Clause 4.6.1, without prejudice to any other provision of this Agreement, neither Party nor its Affiliates shall be entitled to use Joint IP in the Territory in connection with any other product not being an [**] Product or a Product arising from a Joint New Development without the prior agreement of the Parties, which shall be made in good faith, including as to royalties to be paid to the other Party for the use of the same, having regard amongst other factors to the extent of Joint IP comprised in any such other product. For the avoidance of doubt, this Clause is not intended to prohibit either Party from exercising any general knowhow (as distinct from specific scientific information and clinical data) that it has acquired from time to time, or from using any Joint IP derived from a New Development in the event that the other Party abandons that New Development or from using any Joint IP in any development which has been proposed to the other Party in accordance with clause 7, but in which the other Party elects not to participate.
ii.[Reserved]
iii.Save as regards the rights and licences expressly granted pursuant to Clauses 3 & 4 which are applicable only in the Territory, USWM acknowledges (and shall procure that its Affiliates acknowledge) that neither it nor any Affiliate thereof has (and shall have) a licence or other right or interest of any nature in the Intellectual Property Rights held or acquired by BPL for the Reserved Territory (including those vested in, assigned or transferred to BPL pursuant to Clause 4.1.2 or constituting Excluded IP). Accordingly, USWM undertakes to BPL that at no time during the term of this Agreement and/or at any time thereafter (irrespective of how or when this Agreement is terminated) (however only up to the time that, and as long as, the Products are covered by Excluded IP):
a.neither it nor its Affiliates shall (directly or indirectly) appoint any other person, firm or company as licensee, distributor or agent for the Products in the Reserved Territory; or
b.neither it nor its Affiliates shall actively market (or permit or facilitate in any way any Third Party to actively market) to any other person, firm or company in the Reserved Territory any of the Products, whether for use or resale; or

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c.neither it nor its Affiliates shall actively market (or permit or facilitate in any way any Third Party to actively market) to any other person, firm or company in the Reserved Territory any other product or services bearing the Apokyn US Trade Mark or any other rights licensed to USWM under the [**]; and/or
d.it shall use all commercially reasonable efforts to enforce such restrictions on any agent, licensee or distributor.
iv.USWM further undertakes to BPL that for the Initial Term and in respect of any extention of the obligations of the Parties under Clause 7 beyond the Initial Term, neither it nor its Affiliates shall be concerned or interested, either directly or indirectly, in the promotion, sale or resale in the Territory and/or any part of the Reserved Territory (excluding the EEA) of (i) any other goods or products which [**], or (ii) any other goods or products which contain any [**] in the [**] or any product in development as contemplated by this Agreement, in each case in the Field of Use (a “Competing Product”), other than in accordance with Clause 7 below. Notwithstanding the foregoing, the Parties may mutually agree to extend the scope of this non-compete undertaking beyond the Initial Term for an additional term of [**] years in the event that they have launched an IP protected New Field Product in the Territory in the [**] years immediately preceding the expiry of the Initial Term.
For the avoidance of doubt, USWM shall not be deemed to be in breach of Clauses 4.5.3 or 4.5.4 in the event of a change of Control to a bona fide Third Party that already has a Competing Product on the market or is actively developing a Competing Product as at the date of such change of Control which is subsequently commercialized or in the event that it has fully complied with its obligations in Clause 7 but BPL elects not to participate in the development or commercialization (as the case may be) of a New Field Product.

v.BPL undertakes to USWM that, subject to Clause 4.6 (loss of exclusivity and rights under the [**]) or termination by BPL or USWM (as applicable) under Clause 21.1, for the same period as that referred to in Clause 4.5.3:
a.neither it nor its Affiliates shall (directly or indirectly) appoint any other person, firm or company as licensee, distributor or agent for the Products in the Territory; or
b.neither it nor its Affiliates or licensees shall actively market (or permit any Third Party to actively market) to any other person, firm or company in the Territory any of the Products, whether for use or resale; and/or

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c.it shall use all commercially reasonable efforts to enforce such restrictions on any agent, licensee or distributor.
vi.BPL further undertakes to USWM that, for the same period as that referred to in Clause 4.5.4, neither it nor its Affiliates shall be concerned or interested, either directly or indirectly, in the promotion, sale or resale in the Territory of any Competing Product other than in accordance with Clause 7 below. Notwithstanding the foregoing, the Parties may mutually agree to extend the scope of this noncompete undertaking beyond the Initial Term for an additional term of [**] years in the event that they have launched an IP protected New Field Product in the Territory in the [**] years immediately preceding the expiry of the Initial Term.
For the avoidance of doubt, BPL shall not be deemed to be in breach of Clauses 4.5.5 or 4.5.6 in the event of a change of Control to a bona fide Third Party that already has a Competing Product on the market or is actively developing a Competing Product as at the date of such change of Control which is subsequently commercialized or in the event that it has fully complied with its obligations in Clause 7 but USWM elects not to participate in the development or commercialization (as the case may be) of a New Field Product.

vii.Each Party agrees (for itself and on behalf of its Affiliates):
a.to use the Joint IP, the rights covered by the [**], or any similar Intellectual Property Rights which are the subject of Clause 4.1.2, in a professional manner, in accordance with good business practice and in compliance with all applicable laws, standards and guidelines and scientific state of the art in force in the Territory or the Reserved Territory (as the case requires) from time to time.
b.not, by any act or omission, to use any Joint IP, the rights covered by the [**], or similar Intellectual Property Rights which are the subject of Clause 4.1.2, in any manner that tarnishes, degrades, disparages or reflects adversely on the other Party or their respective businesses or reputations; and
c.to provide all reasonable assistance to the other Party in protecting the Joint IP or any similar Intellectual Property Rights which are the subject of Clause 4.1.2 at the other Party’s cost, unless otherwise agreed.
viii.Neither Party nor any of its Affiliates shall hold itself out as the other Party’s agent for sales of the Products except as provided in this Agreement, pledge the other Party’s credit, give any representation, condition or warranty on the other Party’s behalf, hold itself out as being entitled to bind the other Party or commit the other Party to any contracts.

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ix.Neither USWM nor any of its Affiliates shall make any promises, guarantees or warranties about the Products beyond those contained in the Promotional Materials, or otherwise incur any liability on behalf of BPL Neither USWM nor any of its Affiliates shall use the word “Agent” or words of similar import, in any and all correspondence, advertising or otherwise in connection with the marketing of the Products.
x.USWM shall in the commercialization of Products and any Infustion Product and Joint New Development in the Territory at all times comply (and procure compliance by its Affiliates) with its obligations under the [**].
xi.Neither USWM nor any of its Affiliates shall sell any of the Products through sublicensees without the prior written approval of BPL, which approval shall not be unreasonably withheld, denied or delayed. Notwithstanding the above, USWM shall have the right to sell the Products through any local Affiliate in the Territory in accordance with the terms of this Agreement (including as to compliance with Clause 3.4 and 24.3).
xii.Nothing in this Agreement shall entitle USWM nor any of its Affiliates to:
a.any [**] or [**] against BPL if any of the [**] required to [**], [**], [**] and [**] the [**] in the [**] cannot be [**], [**], [**] or not [**] in the same scope as originally granted; or
b.to [**], [**] and/or [**] any of the rights granted to or acquired by it under this Agreement or any [**] (including any [**]) or [**] other than in accordance with this Agreement.
xiii.Neither Party shall, directly or indirectly, make (or attempt) any alterations to the Dossiers or Product Licences relating to any Joint IP or endeavour to register the same without the prior written approval of the other Party, which written approval shall not be unreasonably withheld, denied or delayed. Neither USWM nor any of its Affiliates shall make (or attempt) any alteration to the Dossier or Product Licence for the Apokyn [**] Pen Product without the prior written approval of BPL, which written approval shall not be unreasonably withheld, denied or delayed.
d.Loss of (i) exclusivity hereunder and (ii) licence rights under the [**]
i.Notwithstanding any rights implied by law (but subject always to Clauses 3.5, 4.6.2, 4.6.3 and 6.9), the right to market, sell and distribute the Products in the Territory under the Joint IP and the Apokyn US Trade Mark and other rights covered by the [**] is exclusive to USWM, and BPL shall not be entitled to assert any rights to commercialise the

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Products (or any product that would otherwise fall within the scope of clause 7.2.6) under the Joint IP in the Territory, until and unless, subject to the Agents’ rights under Clause 22.9:
a.USWM or any of its Affiliates [**] the [**] in the [**] under any [**] or [**] other than under the [**] and [**] (or any other [**] owned by the JVC or as otherwise agreed by the Parties as contemplated by Clause 4.5.1, including with respect to an [**] approved by the JDC); or
b.USWM or any of its Affiliates [**] a [**]in the [**] (i) at any time while Clause 7 is applicable, unless it has fully complied with its obligations in Clause 7 but BPL elects not to participate in the [**] or [**] (as the case may be) of a [**], (ii) at any time thereafter;
c.USWM or any of its Affiliates [**] any [**] in the [**] (including the [**]) at any time (including after the [**]);
d.USWM or any of its Affiliates is in [**] of its [**] under this Agreement, which [**] is not [**] within the period referred to in Clause 22.1 or 22.2, as applicable; or
e.Subject to (i) Clause 13.1 or (ii) [**] being in [**] in accordance with Clause 22.1 (which [**] is not [**] pursuant to Clause 22.1 or 22.2, as applicable), USWM or any of its Affiliates [**] to [**] all of its [**] of the [**] from [**] in accordance with the terms of this Agreement (without the prior written agreement of BPL); or
f.USWM or any of its Affiliates takes any steps to [**] or [**] any rights over BPL’s interest in the [**], the [**] or any [**] in the [**] reserved to BPL under Clause 4.1.2; or
g.USWM or any of its Affiliates takes any steps to [**] or [**] any rights over the [**] and other [**] to it under the [**] (except in accordance with the terms of the [**] and the [**]); or
h.USWM or any of its Affiliates takes any steps to [**] rights to, and/or does [**] the [**] in the [**]; or
i.USWM or any of its Affiliates takes any steps to [**] rights to, and /or does [**] any [**] or [**] in the [**] under the [**] or other rights [**] to it under the [**]; or
j.USWM or any of its Affiliates [**] any other [**] in the [**] under the rights granted to it in the [**]; or

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k.USWM (or any Affiliate thereof to whom any part of this Agreement or the Joint IP has been assigned or sub-licensed) suffers any Insolvency Event; or
l.Unless otherwise agreed by the Parties, USWM or any of its Affiliates [**] to [**] or [**] the [**] in the [**].
For the avoidance of doubt, in the case of a loss of [**] by USWM on the grounds set forth in this Clause 4.6.1. the consequences set out in Clause 4.6.2 for a BPL termination against USWM under Clause 22.1 shall apply mutatis mutandis.

ii.If USWM terminates this Agreement under Clause 21.1 (a no fault termination event), or BPL terminates this Agreement against USWM under Clause 22.1 (including with respect to the events set forth in Clause 4.6.1), then:
a.BPL shall cease to be [**] to any [**] or [**] from USWM (other than in respect of such [**] which have [**] as at the date of termination and in respect of any [**] for the [**] as at such date);
b.Clause 5.2.2 shall apply with immediate effect, and the parties shall use all commercial efforts to initiate and complete the actions contemplated subclauses a., b. and c. thereof at the earliest opportunity;
c.USWM shall be entitled to a [**], [**], [**] (other than to Affiliates), [**] of the [**] as such [**] existed immediately before the date of such termination used in any [**] or [**], but only for the duration of the [**] granted by BPL to USWM under [**] and only to [**] the [**] or [**] in the [**];
d.USWM and its Affiliates shall cease using the [**], [**], and [**] in all circumstances;
e.USWM shall take all steps required of it or its Affiliates under the [**] to [**] the [**] to it by the [**] and further agrees to [**] all of its [**] in the [**] to BPL for [**]. Until such [**] is completed, USWM shall [**] (through the exercise of all [**] and its [**]) that the [**] shall enter into a [**] with [**] on identical terms to the [**] and shall take all such steps which are reasonably required under the constitution of the [**] and the [**] to effect the same;
f.USWM shall procure the [**] of any [**] and [**] of all [**] held by it under this Agreement or the [**] with effect from the expiry of the [**] day period referred to in [**];

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g.the rights of USWM to [**] the [**] in the [**] shall become [**], and each of BPL and USWM shall (respectively) have the right to [**] the [**] in the [**]; and
h.the effective date of the termination (excepting the supply of Products which shall continue until the earlier of [**] years or the date of a [**] for [**] of [**]) giving rise to the foregoing rights shall be:
1.if a termination under Clause 21.1, the [**] of (1) the date of such [**] as determined in accordance with [**], or (2) the date on which the [**] contemplated by [**]. above is [**] by the [**]; and
2.if a termination under Clause 22.1, the [**] of (1) the date of such [**] as determined in accordance with [**], or (2) the date on which the [**] contemplated by [**]. above is [**] by the [**].
iii.If BPL terminates this Agreement under Clause 21.1 (a [**] termination event), or USWM terminates this Agreement against BPL under Clause 22.1, then:
a.BPL shall cease to be [**] to any [**] or [**] from USWM (other than in respect of such [**] which have [**] as at the date of termination and in respect of any [**] for the [**] as at such date);
b.Clause 5.2.1 shall apply with immediate effect, and the parties shall use all commercial efforts to initiate and complete the actions contemplated by subclauses a., b., c. and d. thereof at the earliest opportunity;
c.USWM shall be entitled to a [**], [**], [**] (other than to Affiliates), [**] of the [**] as such [**] existed immediately before the date of such termination used in any [**] or [**], without [**] as to [**] or [**], and only to [**] the [**] or [**] in the [**];
d.BPL shall [**] all of its [**] in the [**] to USWM for [**], and shall take all such steps which are reasonably required under the constitution of the [**] and the [**] to effect the same;
e.the rights of USWM to [**] the [**] in the [**] shall become [**], and each of BPL and USWM shall (respectively) have the right to [**] the [**] in the [**]; and
f.the effective date of the termination (excepting the supply of Products which shall continue until the earlier of [**] years or the date of a [**] for [**] of [**]) giving rise to the foregoing rights shall be:

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3.if a termination under Clause 21.1, the [**] of (1) the date of such [**] as determined in accordance with [**], or (2) the date on which the [**] by [**] above is [**] by the [**]; and
4.if a termination under Clause 22.1, the [**] of (1) the date of such [**] as determined in accordance with [**], or (2) the date on which the [**] by [**] above is [**] by the [**].
iv.The foregoing provisions of this Clause 4.6 are without prejudice to any other remedy either Party may have against the other Party for breach of this Agreement or any agreement entered into by the Parties pursuant to this Agreement.
e.RESERVED
f.Publication
i.Any publication or other disclosure by any Party, not otherwise permitted under this Agreement, of the Joint IP by whatever means including oral, written, electronic or graphic will require prior review and written approval by the other Party, which may be withheld in the other Party’s absolute discretion to the extent that it constitutes Joint IP (or part thereof), including to allow a proper filing of registered Intellectual Property Rights pursuant to Clause 4.3. For the purposes of this Clause 4.8 “disclosure” shall not be taken to include publication of information concerning the Products in ordinary course of business marketing materials which do not include a list of ingredients of the Formulations or the methods of manufacture of the Products or any other Intellectual Property Rights capable of registration. At least [**] days prior to its planned submission for publication the Party which wishes to publish or disclose shall provide the other Party with a copy of any such publication or disclosure for review. Failure of the other Party to respond shall not be deemed consent to publication.
ii.Notwithstanding Clause 4.8.1 or any provision of Clause 15, it is acknowledged that BPL and its ultimate holding company may be required under applicable laws and regulations by which it is bound to report matters pertaining to Joint IP and any joint development activities in its published accounts from time to time and in this respect, USWM shall be deemed to have given its consent to the extent required to enable BPL or its ultimate holding company to comply with such applicable laws and regulations by which it is bound and BPL shall not be obliged to give USWM advanced disclosure of the same.

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g.Liability
In no event shall either Party be liable to the other Party for that other Party’s [**], [**], [**], [**] or [**] damages arising out of breach of this Clause 4. Any other liability of the Parties to one another for breach of this Clause 4 shall (notwithstanding any other provision of this Agreement) be limited to [**] in aggregate (save in the case of [**] or [**]), unless the same relates to an obligation to make an [**] or [**] or is a breach of any obligation set forth in clause 4.5.3, 4.5.4, 4.5.5 or 4.5.6 (which, for the avoidance of doubt, does not preclude damages for the [**]).
h.Cross Linking of Web Sites
To the extent necessary, the Parties shall agree in good faith to the suitable cross linking of any websites used by either Party incorporating the domain name ‘Apokyn.’

i.Use of certain Excluded IP following termination of this Agreement
Following termination of this Agreement, and only for the periods of time set forth in Clause 4.6.2.c. or Clause 4.6.3.c, as applicable, USWM shall continue to be entitled to use of certain Excluded IP referred to in Clause 3.3 on a non-exclusive basis to the extent necessary to continue without interruption to promote, market, sell and distribute the [**] Product and any other Product arising from a Joint New Development, but only in the Territory and in the manner stated herein.

1.Product Licence
a.USWM shall be responsible for obtaining, maintaining and renewing any Product Licences and all other regulatory approvals, permits and licences required to import, sell, distribute, promote and deal in the Products in the Territory. All regulatory fees and expenses incurred by USWM or its Affiliates in connection with obtaining or renewing any Product Licence (as the case may be) shall be for the account of USWM or its Affiliate.
b.Each Product Licence shall be applied for and held in the name of USWM until and unless any of the events set forth below applies (in which case the consequences set forth below shall also follow):
i.In the case of termination of this Agreement by BPL in accordance with Clause 21.1 (a [**] termination event), or upon termination of this Agreement by USWM against BPL under Clause 22.1:
a.the [**] for the [**] and all other [**] held by USWM or its Affiliates from time to time shall continue to be maintained by USWM or its Affiliate thereafter;

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b.USWM shall promptly pay the sum of USD $[**] ([**] or [**]) to BPL;
c.[**] shall cease to be entitled to any [**] or [**] (save in respect of any [**] pursuant to [**]);
d.USWM shall grant BPL an [**] (regardless of any [**] or [**] associated with such [**]) promptly with effect from the date of [**], which BPL shall be entitled to [**] for a [**] of [**]years;
e.BPL shall be permitted to [**] for a [**] for any [**] covered by this Agreement and shall be permitted a [**]to any [**] by (or on behalf of) USWM or its Affiliates;
f.the provisions of Clause 5.3 and 24.11 shall have effect;
g.each Party shall [**] in connection with any of the aforesaid; and
h.each party shall have the right to contract with any Third Party contract manufacturer for the supply of Products, including the then current Third Party suppliers of Products or Peripherals.
ii.In the case of termination of this Agreement by USWM in accordance with Clause 21.1 (a [**] termination event), or upon termination of this Agreement by BPL against USWM under Clause 22.1:
a.all [**] held by or on behalf of USWM or any Affiliate shall be promptly [**] to BPL at [**] to BPL save under paragraph b. below;
b.BPL shall promptly reimburse USWM all [**] and [**] paid to the [**] in connection with such [**] (free of [**] or [**]) incurred by it or its Affiliates;
c.Upon receipt of the [**], BPL shall grant USWM an [**] (regardless of any [**] or [**] associated with such [**]) promptly with effect from the date of [**], which USWM shall be entitled to [**] for a [**] of [**] years;
d.USWM shall be permitted to [**] for a [**] for any [**] covered by this Agreement and shall be permitted a [**] to the any [**] then [**] by (or on behalf of) BPL or its Affiliates (subject however to USWM ceasing to use any [**] of BPL after the period referred to in paragraph c. above);
e.the provisions of Clause 5.3 and 24.11 shall have effect;
f.each Party shall [**] in connection with any of the aforesaid; and

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g.each party shall have the right to contract with any Third Party contract manufacturer for the supply of Products, including the then current Third Party suppliers of Products or Peripherals.
c.Without prejudice to the foregoing, where both Parties are entitled to [**] a [**] and/or [**] in the [**], the Parties shall to the extent so required, discuss in good faith and use all commercially reasonable efforts to enter into an agreement to give effect as far as practicable to the agreements in Clause 5.2 above in the event of change in regulatory processes at the relevant termination date. The obligations in Clause 5.2 and this Clause 5.3 shall [**]. In the event of a termination of this Agreement for any reason, the parties will negotiate in good faith a deed of separation or similar termination agreement, subject always being without prejudice to the rights and remedies of the Parties under this Agreement.
d.USWM shall use its commercially reasonable efforts to obtain all Product Licences (or renewals thereof) which are required at the earliest opportunity for the [**] Development or any Joint New Development. USWM shall not submit any application relating thereto with competent regulatory authorities without first delivering to BPL a copy of the Product file for approval by the Joint Development Committee. -USWM shall keep BPL regularly informed of all developments concerning any application for such Product Licences (or renewals). Subject always to clause 5.8 below, any key decisions pertaining to the Product Licence for the [**] Product or any Product arising from a Joint New Development or application therefor shall be for the Joint Development Committee to decide upon. USWM shall also provide to BPL complete copies of all original Product Licences obtained by USWM (or renewals thereof) issued as soon as these become available.
e.USWM shall notify BPL should any additional work be necessary or required by any competent regulatory authority to maintain any Product Licence or obtain any renewal thereof. Unless expressly stated otherwise, all such additional work shall be deemed to be a Development Program as regards the [**] Product or any product arising from any Joint New Development and shall require the prior approval of the Joint Development Committee and be administered in accordance with the provisions of clause 6. However, as regards any additional work as may be required for the Apokyn [**] Pen Product or any Improvement thereon, such work shall only be carried out with the prior approval of BPL, and at [**], and any results of such program shall belong only to BPL.
f.Until such time as any Product Licence is transferred to BPL pursuant to clause 5.2, USWM will accept responsibility for the discharge of all obligations imposed on the holder of the relevant Product Licence by any law, statute, order or regulation including, without limitation, to product recall, advertising, labelling, ensuring the Products distributed are in accordance with the relevant Product specification, adverse event reporting, provision of an information service and Good Distribution Practice and shall otherwise comply with all its obligations under any PVA to be put in place between the Parties pursuant to Clause 19 and any applicable laws in the Territory. USWM shall also be responsible for all Product information (including the contents of any PIL) and any Promotional Materials or marketing materials produced for the Territory (including any materials or information provided by, or which is

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substantially derived from materials or information provided by, BPL pursuant to clause 9 hereof) (“Product Information”) and shall [**] and keep BPL and its Affiliates [**] and [**] any [**], [**], [**] or [**] arising from such Product Information.
g.USWM shall ensure that in any contact with the competent regulatory authorities, public funds, statutory health insurance, agency, legislative body, commission, official or other instrumentality for the Territory, as the case may be, it and its Affiliates shall refrain from doing anything which will or may impair, damage or be detrimental to the Product Licences.
h.Neither USWM nor any of its Affiliates shall agree to or apply for any Product Licence or any variation of any Product Licence relating to the Products without the written consent of BPL, which shall not be unreasonably withheld, denied or delayed. USWM further agrees to adhere to any proper instruction of BPL regarding the administration of the Product Licence to the Apokyn [**] Pen Product (including any variation or renewal therefor). No change, variation to the Apokyn [**] Pen Product Licence or application for an authorized generic thereof shall be made without the prior approval of the JDC, nor shall USWM or its Affiliates take any steps to abandon such Product Licence. Subject to prior agreement between the Parties on regulatory costs to be incurred (to be discussed in good faith between the Parties), USWM shall comply with (a) any reasonable instruction of BPL with respect to the alteration of the Dossier or Product Licence for the Apokyn [**] Pen Product and (b) any other alteration reasonably required by any duly licenced contract manufacturer of the Products from time to time to ensure compliance with regulatory requirements.
2.Development
a.The Parties shall undertake the [**] Development in accordance with the development program agreed by the JDC from time to time which shall include budgets, timeline and allocation of tasks to each of the Parties, the post-approval activities related to the [**] Product or any product arising from a Joint New Development, and other activities that the Parties agree to add to such development program, as may be subsequently varied by the Joint Development Committee or the Parties in writing from time to time (the “Development Program”).
b.Each Party shall cooperate with the other Party in good faith and shall use all commercially reasonable efforts to achieve successful completion of the [**] Development and any Joint New Development as soon as reasonably practicable and in accordance with any timescales agreed in any licence agreement with a Third Party licensor or such other timescales as are agreed in any applicable Development Program or the New Development Plan (as the case requires). Each Party shall contribute to the [**] Development or the Joint New Development such facilities, personnel and resources as are reasonably necessary to achieve the above objectives in a timely manner and, if applicable, as more particularly set forth in the Development Program or the New Development Plan or as the Joint Development Committee may from time to time agree is appropriate to achieve efficiently the objectives of the same. Without prejudice to the generality of the foregoing, in performing the services required of it under this Clause 6, each Party shall (i) act with the all reasonable care, skill and diligence in accordance with best practice and industry scientific standards in the development of

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pharmaceutical products, (ii) devote such of its time, attention and skill as may be necessary for the proper discharge of its duties and responsibilities in connection therewith and (iii) use personnel who are suitably skilled and experienced to perform tasks assigned to them to ensure that its obligations in this Clause 6 are fulfilled in a timely manner in accordance with this Agreement and in order to support the filing of a new drug application with the applicable regulatory authorities.
c.Subject to the terms and conditions of this Agreement (including Clause 4.1.2), any new Intellectual Property Rights generated through the [**] Development or the Joint New Development for the Territory shall constitute Joint IP (unless the same constitutes Excluded IP or is not capable of being severed from the Excluded IP) and shall be administered and assigned in accordance with Clause 4. To the extent required, each Party shall (and shall procure that any relevant Affiliate shall) assign, agrees to assign, and does hereby assign, and shall procure that its (or its Affiliates’) involved employees, agents, collaborators and any approved subcontractor engaged in the Development Program or the New Development Plan shall assign, assigns, and does hereby assign their/its rights in relation to all Intellectual Property Rights generated in the same (regardless of the stage of development) to the other Party so as to give effect to this Clause and the provisions of Clause 4. At the other Party’s request, each Party shall execute, and shall procure that any such Affiliate, employee, agent, collaborator and/or approved subcontractor shall execute, all such documents and do all such other acts and things as the other Party may reasonably require in order to vest fully and effectively all such Intellectual Property Rights to which such other Party is entitled in accordance with the foregoing provisions. Unless the same constitutes Excluded IP all information, data and study results which are generated in the [**] Development or any Joint New Development (including any Intellectual Property Rights pertaining thereto) for the Territory shall be deemed Joint IP and otherwise belong to the Parties in accordance with the allocation of rights as set forth in this Agreement and shall further constitute Restricted Information for the purposes of this Agreement, and (without prejudice to Clause 4.1.2), subject to Clause 6.3.1, such information, data, results and rights shall be deemed to belong to, and be vested solely in, BPL with respect to the Reserved Territory (free of all security interests and encumbrances) including as regards Joint New Developments initiated for the Reserved Territory and the Territory. Each Party hereby irrevocably appoints any director/officer of the other Party from time to time as its attorney and hereby grants and authorizes such director/officer power of attorney for the sole purpose of effecting the aforesaid documents, assignments and transfers, and hereby undertakes to ratify anything such attorney may do in connection with the exercise by it of such powers.
d.Notwithstanding the foregoing, and BPL’s exclusive ownership for the Reserved Territory of all information, data and study results which are generated in the [**] Development or any of the aforesaid which are generated in any other New Development, BPL agrees that (except in the case of a Joint New Development program for the whole world) if BPL commercializes a pharmaceutical product in the Reserved Territory through the use of, or otherwise uses for regulatory purposes, any of the information, data and study results which are generated in the [**] Development, BPL will [**] a [**] only to USWM, within [**] days of [**] of any new such product or within [**] days of first regulatory approval of the data for use with an existing product in any part of the Reserved Territory, of an amount equal to [**]% of

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the [**] expended by the Parties on the relevant portion of the [**] Development used by BPL in the Reserved Territory, [**] any [**] of [**] already [**] by [**] attributable thereto). For the avoidance of doubt, no such [**] obligation arises if the [**] for the relevant program has already been determined in accordance with paragraph (c) of that definition. The Parties shall cooperate to identify and agree all such costs. In the event of failure to agree within [**] days of a dispute arising, the matter shall be referred for determination to an independent firm of accountants appointed by agreement between the Parties (or, failing such agreement, by the president for the time being of the [**] of [**] of [**]), which firm shall act as an expert and not as an arbitrator, and whose decision shall be binding on the parties save in the case of manifest error. The fees and expenses of such independent firm of accountants shall be borne by the Parties as the firm directs.

e.Joint Development Committee:
i.As soon as practicable following the Commencement Date, the Parties shall establish a joint development committee (“JDC”) to oversee the regulatory and development efforts regarding the [**] Development and any Joint New Development. The JDC shall be comprised of an equal number of representatives of USWM and BPL (who need to be employees of such Party), not to exceed three from each Party, and shall include at least one person who has a technical role and one who has a commercial role within that Party’s organisation. At least [**] days prior to the [**] and thereafter in each case of a change of the representative each Party shall give written notice with full details about the name, employer and professional background of each representatives. In case a Party has any serious objections against a representative for a Joint Development Committee named by the other Party, said Party shall make such objections known to the other Party. The other Party shall thereupon in good faith consider said objections and upon such consideration may, at its sole discretion, name another representative. If a Party wishes to appoint a representative who is not an employee of such Party, the other Party may no later than [**] Business Days following notice of such proposed appointment veto the appointment of such consultant, but such veto shall not be unreasonably exercised. The appointing Party shall ensure that such consultant is bound by agreements (in particular confidentiality and assignment of Intellectual Property Rights obligations) containing provisions which are consistent with the terms and conditions of this Agreement. The Party appointing such consultant shall be liable for any breach of this Clause 6.5.1.
ii.The JDC shall agree on the regulatory and development efforts regarding the [**] Development and any Joint New Development, as well as any Peripherals to be marketed with other Products, which shall include:

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a.the receipt of regular reports from each Party’s Project Leader on, and monitor, the conduct, nature, progress and results of the [**] Development or Joint New Development (recognising that the day-to-day monitoring of data and results from the same shall be the responsibility of such Project Leader);
b.defining the milestones and objectives of the [**] Development or the Joint New Development and determine if each milestone or objective in respect thereof has been met;
c.supervising the work of any Project Leader and authorising the commencement of the subsequent development milestone (which for the avoidance of doubt shall not commence until the previous milestone is achieved to the reasonable satisfaction of the Joint Development Committee);
d.periodic review the overall goal and strategy of the [**] Development or the Joint New Development and/or propose amendments to the Development Program or the New Development Plan;
e.allocation of resources and tasks in relation to the [**] Development/Joint New Development between the Parties and record such allocation in revisions to the Development Program/New Development Plan from time to time;
f.agreement as to the milestone budgets/Shared Development Costs for each milestone of the Development Program/New Development Plan (or any variations thereto);
g.agreement at least Quarterly in advance as to the Shared Development Costs that the Parties are entitled to incur;
h.approving or declining any costs overruns (acting reasonably and in accordance with the provisions of this Agreement);
i.monitoring the overall agreed budget for the [**] Development or any Joint New Development and any variations to it;
j.subject to the provisions of Clause 6.6, reviewing and approving the Accounting Statements and undertaking the balancing of Shared Development Costs between the Parties on a [**] basis, so that each Party is liable for the Development Costs according to the Cost Sharing Ratio;
k.having considered (but not being bound by) any recommendations from the Project Leader, deciding whether (and if so on what terms) any aspects

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of the [**] or Joint New Development should be carried out by a third party;
l.meeting Quarterly or at such intervals as it considers appropriate (acting reasonably) to undertake its obligations. Meetings may take place by video conference or telephone conference or such other means as the Joint Development Committee shall decide; and
m.performing any other function specified in this Clause 6 or agreed by the Parties.
iii.The chairman of the JDC throughout the duration of this Agreement shall be such individual selected by [**] from time to time. The chairman shall be responsible for calling meetings and leading meetings. Meetings shall be convened by the chairman with at least [**] days’ prior written notice, accompanied by an agenda. Any other member of the JDC may request for an item to be added to such agenda by giving to each member of the JDC (with a copy of the secretary) at least [**] days’ prior written notice to the date of such proposed meeting. A secretary shall be appointed from among the JDC members. The secretary shall be responsible for preparing and distributing (within [**] days following each meeting) to all members of the Joint Development Committee the minutes of the meeting. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JDC. Final minutes of each meeting shall be distributed to the members of the JDC as soon as reasonably practicable by the Chairman.
iv.All decisions of the JDC shall be made by the vote, approval or affirmation of a majority of the members of the JDC, with each member having one vote on any matter requiring the approval of the JDC. No decision shall be effective unless approved by at least one representative of each Party.
v.Subject to Clause 6.5.1, if a Party’s representative is unable to attend a meeting, such Party may designate an appropriate alternative representative to attend such meeting in place of the absent representative or shall be entitled to procure that the absent representative grants to another of such Party’s representative a power of attorney authorising the latter to act in his/her place. In addition and subject to Clause 6.5.1, each Party may (at its discretion and with the consent of the other Party, not to be unreasonably withheld, denied or delayed) invite additional employees, consultants or scientific advisors, to attend the JDC meetings (who for the avoidance of doubt shall have no voting rights and shall participate either as observers or to answer questions put by the JDC).

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vi.If a deadlock in the decision making process of the JDC arises (a “Deadlock”), then either Party may, within [**] Business Days of the event that has given rise to the Deadlock, serve notice (a “Deadlock Notice”) on the other Party stating that in its opinion a Deadlock has occurred and identifying the matter over which the Parties are deadlocked. The Parties undertake that following service of a Deadlock Notice, they shall forthwith refer the matter which has given rise to the Deadlock to, in the case of BPL, [**], [**], [**] and, in the case of USWM, [**], [**], and shall each use all commercially reasonable efforts in good faith to resolve the Deadlock.
vii.If the Parties are unable to resolve the Deadlock within [**] Business Days of the Deadlock Notice (acting at all times in accordance with Clause 5.3), then the Parties shall endeavour to resolve the Deadlock through expert determination in accordance with Clause 6.6 below.
f.Expert Determination
i.Where, under any provision of this Agreement, any matter is to be determined by an expert, each Party shall nominate an independent expert, and the experts nominated by the Parties shall nominate a third independent expert, who shall together resolve the matter in dispute in accordance with this Clause 6.6 (together the “Experts”).
ii.Any persons nominated in accordance with Clause 6.6.1 shall act as experts and not as arbitrators and shall be entitled to appoint such technical persons as they consider necessary to assist them in determining the matter referred to them for expert determination. The Experts shall act by majority decision, and their decision (which shall be given by them in writing stating their reasons therefore) shall be final and binding on the Parties (save in the event of fraud or manifest error).
iii.Each Party shall provide the Experts with such information as they may reasonably require for the purposes of their determination.
iv.The costs of any Expert (including the costs of any technical expert appointed by them) shall be borne in such proportions as the Experts may determine to be fair and reasonable in all the circumstances or, if no such determination is made by the Experts, by the Parties in equal proportion.
g.Project Management:
The day-to-day conduct and management of each component project of the [**] Development, the Development Program, Joint New Development and any New Development Plan (as the case may be) will be managed by a designated project leader of the Party assigned the tasks/responsibilities outlined in the relevant

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Development Program or New Development Plan (a “Project Leader’’). [**] Development and Joint New Developments shall be discussed and appropriate updates provided via periodic (e.g. monthly or bi-monthly as appropriate based on activity relative to development projects) teleconferences with relevant employees and consultants from each Party as necessary to the objectives of the current development status. The Project Leader shall share all relevant material information reasonably in advance of such teleconferences/meetings. The Project Leader will be designated to run the meeting and issue minutes for each development update call. The Project Leader will be responsible for identifying materials issues which need to be referred to the Joint Development Committee for decisions regarding any changes necessary to the technical design or regulatory strategy of the [**] Development or Joint New Development. The Project Leader will issue a summary of key progress updates and agenda topics to be considered for Joint Development Committee review on a quarterly basis, reasonably in advance of any planned JDC meeting, but for the avoidance of doubt, the JDC shall not be limited in any aspect of its review of the [**] Development or Joint New Development. The Project Leader shall operate in accordance with the JDC’s assigned plan and shall refer to the JDC any matter exceeding the responsibility or authority of the Project Leader, or any material disagreement between the Parties discussed in the aforesaid telephone conferences/meetings.

h.Costs:
i.The JDC shall agree to the overall budget for: (i) the post-marketing costs associated with the Products, (ii) the [**] Development and (iii) any Joint New Development. Should any Party reasonably consider that it is likely to exceed the value of the Shared Development Costs to be assumed by it, it shall promptly notify the other Party of the same as soon as reasonably possible together with details of the additional Shared Development Costs that it expects to incur and the reason for such increase. The JDC shall then review the information submitted by the relevant Party and take such action as it considers reasonable. Neither Party shall be entitled to be reimbursed any Shared Development Costs incurred by it which are in excess of budget or constitute a cost overrun without the prior written approval of the JDC.
ii.[**] days after the approval by the JDC of the Shared Development Costs incurred by each Party for the relevant Calendar Quarter, each Party shall deliver a detailed invoice to other Party for the Shared Development Costs due from such other Party in accordance with the Cost Sharing Ratio. Any such invoice is due and payable within [**] days of receipt. USWM shall be entitled to deduct any unpaid invoice under this Clause 6.7.2 from any Additional Payment then due and owing to BPL.

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iii.Each Party shall at all times keep and retain for a period of at least [**] years, accurate accounts and records and full supporting documentation containing all data reasonable required for the computation and verification of the Shared Development Costs that it represents it has paid in its Accounting Statements. Each Party agrees that the other Party, upon reasonable request, shall have the right to have conducted, in a manner reasonably acceptable to the Parties, an audit of the other Party’s Shared Development Costs (but subject to any confidentiality obligations by which the Parties are bound). The provisions of Clause 12.7 shall apply mutatis mutandis to any such audit carried out under this Clause 6.7.3. Should such audit reveal that any invoice raised by a Party exceeds its Shared Development Costs for the relevant period, the excess shall be promptly repaid to the other Party together with interest due thereon which shall accrue on a daily basis at the annual rate of [**]% above [**] base rate from time to time, and any [**] incurred by the other Party in connection with such [**].
i.Withdrawal from a Joint Development
i.Either Party may withdraw at any time from the [**] Development or a Joint New Development (an “Abandoned Development”), in which case the other Party shall be free to pursue the same alone or with any Third Party and commercialise the results of such Abandoned Development as it sees fit. If a Party has withdrawn from an Abandoned Development, the following consequences apply:
a.the withdrawing Party shall assign to the other Party such withdrawing Party’s [**]% [**] in any Joint IP generated in the Abandoned Development, free of all security interests and encumbrances, for the sum of [**];
b.the withdrawing Party shall not be entitled to [**] of any [**] incurred to date by it in connection with the Abandoned Development, and shall furthermore pay to the other Party its share of any outstanding [**] incurred up to and including the date of [**] from the Abandoned Development; and
c.Notwithstanding the foregoing, if any Joint IP that should otherwise be assigned pursuant to Clause 6.6.5a. above is used in any other Product being developed or manufactured by the Parties hereunder, the withdrawing Party shall not be required to assign such Joint IP to the other Party, but shall grant the other Party such perpetual licences (with right to grant sub-licences) from its share of the Joint IP as are required by the other Party to continue with the development and subsequent commercialization of the Abandoned Development.

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3.New Developments
a.RESERVED
b.New Developments within the Field of Use
i.Subject to Clauses 7.2.2, 7.2.4 and 7.2.6, if either Party (or any of its Affiliates) intends to develop any pharmaceutical products, medical devices or containers within the Field of Use (a “New Field Product”) for either (i) the Territory or (ii) any part of the Reserved Territory and the Territory (together), it shall notify the other Party of such proposed new development of a New Field Product giving all reasonable details available to it, and the Parties shall discuss in good faith for a period of [**] months of such proposal being presented on any joint participation in such New Field Product with the intention that, if the other Party is interested in pursuing the New Field Product jointly with the proposing Party:
a.the proposed New Field Product shall constitute a Joint New Development for the purposes of this Agreement;
b.the Intellectual Property Rights arising therefrom shall be allocated in accordance with Clause 4;
c.the Joint New Development shall be administered by the JDC and funded by the Parties in accordance with the provisions of Clause 6 and the Shared Development Costs shall be administered in accordance with the Cost Sharing Ratio, which shall apply to such Joint New Development;
d.the [**] relating to the exploitation and commercialization of the resulting New Field Product shall be as set forth in [**]; and
e.save as aforesaid, the remaining provisions of this Agreement shall apply to the Joint New Development and commercialization of any New Field Product (which shall be deemed to be a Product).
If the other Party fails to respond within this period with a positive affirmation to participate in the development of the proposed New Field Product, then unless the proposed New Field Product falls within the scope of the veto grounds set forth in Clause 7.2.6, the proposing Party shall be free to proceed (whether independently or with Third Parties) with the development opportunity and shall not be obliged to involve the other Party any further in the proposed New Field Product, save as set forth in Clause 7.2.4 (Qualified Right of First Refusal).

ii.Where, however, a Party (or its Affiliates) intends to acquire a licence of Intellectual Property Rights to develop a New Field Product or in relation

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to an already developed New Field Product for (i) the Territory or (ii) any part of the Reserved Territory and the Territory (together) (as applicable) from a Third Party licensor, the proposing Party shall be entitled to serve written notice on the other Party (which shall include all relevant information available to such Party at that time) and the other Party is obliged to indicate within [**] Business Days of the date of such notice whether or not it is interested in pursuing the New Field Product with the proposing Party. If the other Party fails to respond within this period, then unless the proposed New Field Product falls within the scope of the veto grounds set forth in Clause 7.2.6, the proposing Party shall be free to proceed (whether independently or with Third Parties) with the in-licensing opportunity and shall not be obliged to involve the other Party any further in the proposed New Field Product, save as set forth in Clause 7.2.4 (Qualified Right of First Refusal). Where, on the other hand, the other Party has expressed a good faith interest within the aforesaid timescale in pursuing the New Field Product jointly with the first Party, the proposing Party shall be entitled to execute the licence agreement with the Third Party licensor and shall, within [**] Business Days of entering into a binding agreement with such Third Party licensor, give notice of the same to the other Party, following which the Parties will negotiate in good faith and use all commercially reasonable efforts to agree within a period of [**] Business Days the terms of a sub-licence agreement for the Territory, which shall:
a.reflect the [**] relating to the [**] or [**] of the resulting New Field Product set forth in [**];
b.reflect the salient terms of the relevant head licence agreement;
c.if applicable, the mechanisms for the [**] and [**] of [**] set forth in Clause 6 which shall be incorporated in so far as practicable into the sublicence agreement, having regard however to the first Party’s obligations to the Third Party licensor and save as regards to ownership of Intellectual Property which is expressed to belong to or revert to the licensor;
d.if the first Party is BPL, the product licenses for the resulting product shall be held by USWM on behalf of BPL, and USWM shall deal with the same in a manner consistent with the terms of the head licence agreement;
e.provide that the salient terms set forth in clauses 8 to 19 of this Agreement (except for the consideration set forth in Clause 12, which shall be replaced in accordance with sub-Clause 7.2.2 (a) above) shall be incorporated into the terms of such sub-licence (to the extent applicable, reasonably feasible and not prohibited by or inconsistent with the terms of the relevant head licence).

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iii.Subject to Clauses 7.2.6 (Veto) & 7.2.4 (Qualified Right of First Refusal), if despite such good faith efforts, the Parties are unable to agree on (i) their joint participation on the proposed Joint New Development or (ii) the terms of any applicable sub-licence (as applicable) within the aforesaid timescales, the proposing Party shall (subject to it not being in breach of its obligations of good faith hereunder) be entitled to proceed independently or with a Third Party (as applicable) with the development and subsequent commercialization of any New Field Product in the Territory and/or the Reserved Territory (as the case requires) (but without prejudice to Clause 4.6.1), in its own name or through any Third Party appointed by it, but, unless otherwise agreed pursuant to Clause 4.5.1, shall not be entitled to use the [**] (or any [**] similar [**]) and/or (if USWM is the developing party) any other rights licensed to it by BPL under this Agreement to commercialize the same (whether in the Territory or the Reserved Territory). Subject to the aforesaid, the Parties acknowledge and agree that any such new development that does not result in a Joint New Development shall be the sole and exclusive property of the Party that pursues such development independently of the other Party, including any Intellectual Property Rights related thereto or derived therefrom with the exception of any Joint IP incorporated therein in accordance with Clause 4.5.1. or Clause 6.9.
iv.Notwithstanding the foregoing, where BPL intends to launch in the Territory, or USWM intends to launch in the Reserved Territory, any product of the type referred to in Clause 7.2.1 which is not jointly developed or acquired by the Parties in accordance with this Clause 7.2, and further where that Party has not co-developed or co-funded the development of the resulting product with a strategic Third Party (which for the avoidance of doubt, excludes any financial institution), then the proposing Party will discuss in good faith with the other Party the appointment of that other Party as the proposing Party’s distributor for such product in the Territory (if BPL is the developer or lawful licensee) or Reserved Territory (if USWM or its Affiliates is the developer or lawful licensee) and, subject as aforesaid, neither Party shall appoint a distributor, licensee or sales agent (whether a Third Party or an Affiliate of the proposing Party) without giving the other Party a right of first refusal by communicating to that other Party a pre-emption notice which shall set out the salient terms of any such appointment (and related business case prepared in good faith). The other Party shall then have [**] Business Days of receipt of such pre-emption notice to confirm its acceptance of the salient terms contained in such notice and the proposed business case, in which case the Parties shall then negotiate in good faith a formal agreement and use their best commercial efforts to execute such a formal agreement within a further [**] Business Days.

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v.Notwithstanding any other provision of this Clause 7.2, BPL shall be free to pursue any new development in the Field of Use which is intended for the Reserved Territory only and shall not be obligated to propose the same as a Joint New Development to, or cooperate with, USWM in respect of same.
vi.Either Party shall be entitled to veto any new development proposed by the other Party under the foregoing provisions of this Clause 7.2 only if: (i) the following grounds for objecting to the same apply; and (ii) it has given written notice to the other Party that it is exercising its veto prior to the expiry of the timescales set forth in Clause 7.2.1 and provides detailed explanation of why, in its reasonable opinion, the proposed development should not proceed, with the effect that the other Party and its Affiliates shall be prohibited from directly or indirectly pursuing the proposed new development in question:
a.the proposed new development is substantially similar to an existing Product or Joint New Development (or, in the case of BPL, is similar to any product independently developed or acquired by BPL for the Reserved Territory, but only with respect to such proposed new development being proposed for development in the Reserved Territory) in terms of design, composition or indication - for the avoidance of doubt, any new formulation or new route of administration shall not be deemed to be substantially similar for this purpose; and
b.either;
5.the potential benefits to patients are unlikely to be enhanced under the proposed development compared to existing Products (or products in development through this Agreement) (or, in the case of a development proposed by USWM for the Reserved Territory, any product independently developed or acquired by BPL for the Reserved Territory); or
6.the risk to patients is unlikely to outweigh any potential health benefits to patients; or
7.the product being proposed for development would both (1) [**] (or to be) generated from existing Products (or products in development through this Agreement or any agreement entered into in pursuance of this Agreement) (or, in the case of a development proposed by USWM for the Reserved Territory, any product independently developed or acquired by BPL for the Reserved Territory), and (2) [**].

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Where a Party has exercised its veto under this Clause 7.2.6, the other Party shall be entitled to require the Parties to endeavour to resolve the Deadlock through expert determination in accordance with Clause 6.6.

vii.Unless otherwise agreed by the Parties, the economic allocation resulting from the development or acquisition of a New Field Product jointly by the Parties shall be: (I) with respect to the [**], [**]% for the benefit of [**]; and (ii) with respect to the [**], consistent with the provisions set forth in [**] and [**]. Notwithstanding the foregoing, in the event of a dispute between the Parties as to the application of this allocation, the Parties shall appoint the Experts to resolve the same in accordance with Clause 6.6.
viii.The Parties shall procure that regular or emergency meetings of the Joint Development Committee (which telephonic meetings may be called upon five Business Days’ prior written notice by a Party in the case of an emergency), and otherwise as provided for in Clause 6) shall take place to discuss and agree potential strategies regarding competition in the Territory (which may or may not include a decision as to the launch of authorized generics of the Products). The JDC shall also be responsible for deciding on all Peripherals to be marketed in the Territory. Any Deadlock of the JDC shall be resolved in accordance with Clause 6.6.
ix.Notwithstanding any other term of this Agreement, USWM shall not be entitled to use any [**] or adapt any of the aforesaid in any development which BPL elects not to participate in. Furthermore, USWM shall not be entitled to adapt any [**] for use in the [**].
c.Acquisitions and in-licensing of finished product Inside the Field of Use
i.For the avoidance of doubt, any acquisition of a Third Party that owns any product that would constitute a New Field Product, or an acquisition from any Third Party of assets that would include a product that would be considered a New Field Product for commercialisation in (i) the Territory exclusively or (ii) any part of the Reserved Territory together with the Territory, shall be treated as a proposed development for the purpose of this Clause 7, and the Parties shall address such acquisition that is a proposed development as follows, but only with respect to those assets resulting from the acquisition that would be considered a New Field Product:
a.the Party proposing such acquisition shall provide written notice to the other Party (which shall include all relevant information available to the Party proposing to enter into the acquisition) and the other Party is obliged to indicate within [**] Business Days of the date of such notice whether or

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not it is interested in pursuing the acquisition of the New Field Product jointly with the proposing Party.
b.If the other Party fails to respond within this period, then unless the proposed New Field Product falls within the scope of the veto grounds set forth in Clause 7.2.6, the acquiring Party shall be free to proceed with the acquisition opportunity and shall not be obliged to involve the other Party any further in the proposed acquisition. Where, on the other hand, the other Party has expressed a good faith interest within the aforesaid timescale in participating jointly with the acquiring Party in the proposed acquisition, the acquiring Party shall be entitled to proceed with the acquisition from the Third Party and shall, within [**] Business Days of consummating such acquisition, give notice of the same to the other Party, following which the Parties will negotiate in good faith and use all commercially reasonable efforts to agree within a period of [**] Business Days the terms of the Parties’ joint participation in such acquisition, which shall (unless otherwise agreed):
8.reflect the [**] relating to the [**] or [**] in the [**] of the acquired New Field Product set forth in [**];
9.if applicable, the mechanisms for the [**] and [**] of [**] set forth in Clause 6 shall be incorporated in so far as practicable into the agreement between the parties regarding the acquired New Field Product;
10.if the acquiring Party is BPL, the product licenses for the acquired New Field Product shall be held by USWM on behalf of BPL, and USWM shall deal with the same in a manner consistent with the terms of this Agreement;
11.reflect a [**] with respect to such acquisition, but only as it relates to a product or products that would be considered a New Field Product, consistent with the [**]; and
12.in the event of disagreement between the Parties on the [**] and [**] as set forth above, either Party shall be entitled to refer such dispute to the Experts to be appointed pursuant to clause 6.6 (and the timelines shall be adjusted accordingly).
d.Third Party Milestones & Royalties
The Parties agree that if a New Field Product or Joint New Development is subject to or requires payment to a Third Party of any milestone payment, royalty or similar payment in respect of achievement of a development or sales milestone and/or sales of New Field Product in the Territory, USWM shall pay [**]% of such milestone and/or royalty

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payment to BPL (if BPL has the liability to account for the same to the relevant Third Party licensor) or BPL shall pay to USWM for [**]% of such milestone and/or royalty payment (if USWM has the liability to account for the same to the relevant Third Party licensor). In the event that any development milestone pertains to the Territory and the Reserved Territory together, the same shall be accounted for in accordance with the [**]. For the avoidance of doubt, the same shall be further specified in any sub-licence agreement entered into between the Parties in accordance with clause 7.2.2.
e.Duration of Obligation
Subject to any such Joint New Developments becoming subject to Clause 6 and the development, commercialization and supply of any resulting Product that survives the termination of this Agreement, the rights and obligations of the Parties under Clause 7 are limited to the [**] only, and shall not be deemed to be extended by virtue of Clause 21, unless otherwise expressly and specifically agreed to in writing by the Parties.
f.Good faith undertakings
Each Party agrees, in good faith, to cooperate with the other Party in connection with the implementation of the Shared Development Costs, for the [**] Development and Joint New Developments, in accordance with the Cost Sharing Ratio.
4.Operations, Commercialization and Medical Affairs
a.USWM shall (or shall procure that any relevant Affiliate shall) ([**] and [**]):
i.employ sufficient resources and shall comply with all rules and regulations pertaining to the Products and distribution of the same in the Territory (including Good Distribution Practice);
ii.use its all commercially reasonable efforts to promote and extend the sale of the Products and improve the goodwill of the Apokyn US Trade Mark throughout the Territory; and
iii.launch and commence marketing of each Product within [**] months after receipt of the Product Licences, adequate reimbursement approvals by private and government payors for the Product and its administration by patients and prescribers, and availability of Product (including supply by BPL) relating thereto.
b.Without prejudice to clause 8.1, USWM shall (or shall procure that any relevant Affiliate shall):
i.maintain all Product Licences in force relating to the Products and comply with all applicable laws in force in the Territory;

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ii.to the extent reasonably necessary, participate in [**], [**], [**] or [**] at which [**] are present which relate [**] or [**] the Products and/or their indication in the Territory and [**] or any other [**] at [**];
iii.to the extent reasonably necessary, develop and maintain [**] in the Territory and use its [**] to [**] with [**] to the [**];
iv.maintain adequate warehouse, storage and other facilities in the Territory and ensure delivery of the Products to its customers in good and saleable condition;
v.keep all stocks of the Products which it holds in conditions appropriate for their storage, and provide appropriate security for the Products, all at its own cost;
vi.reasonably assist BPL in clearing the Products through customs and other import formalities into the Territory and ensuring that the Products are stored appropriately;
vii.comply with all applicable laws and relevant good practices from time to time in force in the Territory relating to the storage, handling, promotion and sale of the Products, including Good Distribution Practice;
viii.provide to BPL copies of its up to date price lists, provided always that USWM shall be entitled to resell the Products to its customers at such prices as it may determine at its free and absolute discretion;
ix.consult with BPL’s representatives (at BPL’s reasonable request and in a reasonable location or manner) for the purpose of assessing the state and condition of the market in the Territory and permit such representatives to inspect any premises, documents & records and materials used by USWM (or any relevant Affiliate) in connection with the storage, marketing and sale of the Products;
x.upon reasonable request by BPL, provide BPL copies of its latest Promotional Materials and sales aids, including (without limiting the foregoing) catalogues, sales brochures and sales manuals, as relate to the Products (and have regard to any reasonable recommendations made by BPL in connection with such Promotional Materials);
xi.keep full and proper books of account and records clearly showing all enquiries, quotations, transactions and proceedings relating to the Products and allow BPL, on reasonable notice and during normal business hours, access to its accounts and records relating to the Products for inspection;

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xii.supply to BPL such reports, returns and other information relating to orders or projected orders for the Products or as set out in Clause 8.2.11 as BPL may reasonably request;
xiii.insure at its own cost with a reputable insurance company all stocks of the Products as are held by it against all risks which would normally be insured against by a prudent businessman to at least their full replacement value, and produce to BPL upon reasonable request evidence of the same.
xiv.without prejudice to Clause 12.2, promptly inform BPL of any facts or information of which USWM becomes aware is likely to become relevant in relation to the commercialization of the Products in the Territory which are dangerous or disadvantageous to the interests of BPL, including in respect of [**] relating to the Products [**] by more than [**] days and reasonable details of steps being undertaken by USWM or its Affiliates to [**];
xv.at all times conduct its business in a manner that will reflect favourably on the Products and the Apokyn US Trade Mark; and
xvi.except as contemplated by this Agreement, undertake not to copy, produce, make, modify or manufacture the Products or the Dossier (including any dossier relating to any [**] Product or being prepared in connection with any [**] Development) or assist any other Person to do any of the foregoing for its use or for any other purpose.
c.USWM shall maintain a minimum of [**] months inventory for the Products in order to promptly satisfy demand for the Products in the Territory, and shall use its commercially reasonable efforts to maintain a minimum of [**] months inventory for such Products (which obligation is absolute if BPL is able to meet USWM’s requirements to supply sufficient Product quantities to ensure compliance with this obligation).
d.USWM undertakes to maintain appropriate, up-to-date and accurate records to enable the immediate recall of any Products or batches of Products from the market. These records shall include records of deliveries to customers (including batch numbers, delivery date, name and address of customer, telephone number, fax number and e-mail address).
e.The Parties shall also co-operate with respect to any recall, market withdrawals and post-sale warning (including “dear doctor” letters, warnings or any alert whatsoever relating to an alleged lack of safety, efficacy of quality of the Products) in the Territory in the following manner: If a Party or any of its Affiliates: (i) receives any communication by a competent authority in the Territory suggesting or requesting a recall, market withdrawal or said post sale warning; and/or (ii) if a Party reasonably considers it necessary to initiate the same, in particular for safety reasons, to protect the patients’ health and/or to prevent an order of any court or competent authority requiring a mandatory recall, market withdrawal or post sale warning of a Product, such Party shall promptly notify and reasonably consult with the other Party in order to

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minimize patient risk and the proper and timely compliance with all applicable laws relating thereto. The coordination and communication with the competent authorities shall be the responsibility of US WordMeds as the Product License holder, subject to the provisions set out in this Agreement.
f.Any decision to initiate a recall, market withdrawal or a post-sale warning of a Product and any communication relating thereto shall be made by USWM in accordance with all reasonable instructions provided to USWM by BPL and after prior consultation with BPL, where possible, except where the urgency or severity of the recall, market withdrawal or a post-sale warning requires immediate and undeferrable action; in which case USWM shall nevertheless promptly notify BPL of the actual or proposed recall, market withdrawal or a post-sale warning, its status and implementation, the reasons of its urgency and all circumstances reasonably necessary or useful for BPL to know and shall forward copies of all relevant correspondence and documentation.
g.Without prejudice to any other rights available to the Parties at law or under this Agreement, the costs of any recall, market withdrawal or post sale warning shall be borne by the Party who is responsible for, or has given cause to, the recall or post sale warning, or from whose breach of this Agreement, breach of duty, negligent act, omission or wrongdoing (howsoever arising) the recall, market withdrawal or post sale warning results. In all other cases the costs of any recall or market withdrawal in the Territory shall be borne in the proportions of [**]% to USWM and [**]% to BPL.
5.Marketing
a.USWM and any relevant Affiliate shall meet at least [**] with representatives of BPL at a time, location and manner mutually agreed to by the Parties.
b.Without prejudice to any other provision of this Agreement, the Parties have agreed for the first Contract Year on a Sales Budget and Marketing Plan which is set forth in Schedule 3 and which contains promotional activities, sales plan, investments and other measures intended to increase the market recognition and the sales of Products in the Territory to be implemented by USWM.
c.The Parties shall discuss and agree in good faith by [**] in each Calendar Year USWM’ proposed updated Sales Budget for the following Calendar Year, and a Marketing Plan by [**] of each Calendar Year. Pending such agreement by the Parties, the Sales Budget and Marketing plan for the previous Calendar Year shall continue in force for the next Calendar Year.
d.As it relates to the Apokyn [**] Pen Product, BPL may but shall not be obligated to provide USWM with a reasonable quantity of BPL catalogues, leaflets, posters, films, and other advertising or marketing materials, either in bulk or as specimens, and with pertinent knowledge and assistance concerning promotional and marketing activities of USWM. It shall be USWM’s responsibility to determine that descriptions contained in any such advertising or marketing materials supplied by BPL are in compliance with local laws, regulations and codes of

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practice in force in the Territory and USWM shall not hold BPL liable for any damage suffered by USWM as a result of non-compliance with such laws, regulations and codes of practice as regards such materials. USWM shall use its reasonable efforts to display all advertising materials and other signs provided by BPL in this regard that are in compliance with applicable laws, regulations and codes of practice.
e.Without prejudice to Clause 5.6, USWM shall be responsible for any measures instigated and/or advice given by it to patients or medical intermediaries and shall keep BPL indemnified against any claims demands liabilities or expenses arising from such measure and/or advice and shall not give or make any representation or warranties about the Products other than in accordance with the relevant Product License.
f.Save as expressly provided, each Party shall bear its own costs under this Clause 9.
6.[SECTION RESERVED]
7.Supply of the Products
a.The Parties acknowledge and agree that BPL has the primary right (but not the obligation) to supply Products under this Agreement. Subject to Clause 11.2 and provided BPL has agreed or elected to supply the same, for the Initial Term and thereafter until such time as USWM loses its exclusivity to Joint IP under Clauses 4.6.1, 4.6.2 or 4.6.3, unless either Party has terminated this Agreement in accordance with its terms, USWM shall purchase all of its requirements of: (i) the Apokyn [**] Pen Product; (ii) the [**] Product; (iii) Peripherals (or any replacement peripherals where any agreed supplier resolves no longer to supply the same to BPL for the Territory) and (iv) any other Product arising from any Joint New Development, exclusively from BPL, and BPL shall use commercially reasonable efforts to supply same to USWM, on the terms and conditions provided herein. Subject to USWM agreeing in its discretion to satisfy any minimum order quantities requested by any existing supplier and proposed new supplier (for which BPL must provide USWM adequate notice and an opportunity for input on such quantities), BPL shall use its commercially reasonable efforts to have in place FDA approved back-up supply for the Apokyn [**] Pen Product within thirty months following the date hereof, and back up supply for the [**] Product within thirty months following launch of the [**] Product in the Territory. In either case where BPL has not secured FDA approved backup supply in breach of the aforesaid, the provisions of Clause 11.15 shall apply. If BPL elects not to supply any Product, then the payments due to BPL hereunder for such Product shall be determined in accordance with Clause 13.2.2. Where BPL is supplying, payments shall be calculated in accordance with Clause 12.
b.Schedule 6 sets forth all agreements which USWM or its Affiliates has in place with Third Parties for the supply of Products or any Peripherals not included therein, including such agreements related to [**] Development or proposed Joint New Developments (the “Current Supply Agreements”). From the date hereof, unless otherwise permitted under Clause 11.1, neither USWM nor its Affiliates shall enter into any agreement, arrangement or

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understanding with any Third Party for the supply of Products or Peripherals (whether or not approved by the JDC). As regards any Current Supply Agreement:
i.each of USWM and BPL shall use their respective commercially reasonable endeavours to obtain the relevant Third Party’s consent to the assignment or novation of the Current Supply Agreement;
ii.from the date this Agreement becomes unconditional and until the Current Supply Agreement is novated or assigned, USWM shall be treated as holding the benefit of that Current Supply Agreement in trust for BPL and:
a.BPL shall perform all the obligations of USWM under the Current Supply Agreement if and to the extent that such performance does not constitute a breach of the Current Supply Agreement;
b.USWM shall, at BPL’s expense, do all such acts and things as BPL may reasonably request to enable performance of the Current Supply Agreement and to provide BPL with the benefit of the Current Supply Agreement;
c.USWM shall account to BPL for all moneys, goods or other benefits received by it or its Affiliates under the Current Supply Agreement in respect of the period after the date hereof as soon as reasonably practicable; and
d.USWM shall not agree to any amendment or termination of the Current Supply Agreement or any waiver by it or its (or its Affiliates’) rights under the Current Supply Agreement
iii.In the event any Current Supply Agreement cannot be or is not assigned to BPL under Clause 11.2.1 within [**] days of the date hereof, the Parties shall consult, cooperate and shall use all commercially reasonable endeavours to achieve an alternative solution under which BPL shall both receive the full benefit of that Current Supply Agreement or to procure that the Current Supply Agreement is terminated without liability to either of them as soon as BPL is able to secure a separate agreement with a Third Party regarding the supply of replacement materials covered by such Current Supply Agreement.
iv.With respect to any payment due to BPL for the sales of the current inventory of Products maintained by USWM and its Affiliates, such payments shall be determined and paid in accordance with Clause [**].
c.Following assignment under Clause 11.2 and otherwise in respect of any other Product agreed to be supplied by BPL, BPL shall use its commercially reasonable efforts to supply the Products to USWM in accordance with USWM’s orders and within a lead time of

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[**] months , save that where BPL is able to obtain a shorter lead time on an order by order basis from any FDA approved Third Party manufacturer appointed by it (a “Third Party CMO”), BPL shall pass on the benefit of such shorter lead time to USWM.
d.BPL may delegate any or all of its supply activities to USWM under this Agreement to its Affiliates and/or any Third Party CMO, provided, that BPL shall remain fully liable towards USWM for the performance of said activities. In carrying out its activities and obligations with respect to the supply of Products to USWM, BPL shall:
a.consult with USWM regarding the selection of vendors for the supply of raw materials;
b.consult with USWM prior to the entry into any new material agreement with any third party for the supply of the Products or related raw materials;
c.notify and consult with USWM of any proposed Product price increase by any relevant third party supplier engaged by BPL;
d.provide USWM with reasonably requested manufacturing reports (where permissible absent confidentiality obligations) and use commercially reasonable efforts to facilitate joint access to manufacturing facilities (of BPL or Third Party CMOs where permissible) so as to permit USWM to evaluate manufacturing performance for the supply of Products; and
e.consult with USWM on manufacturing instructions provided by BPL to Third Party GMOs related to the manufacture and supply of the Products as it relates to FDA requirements.
e.BPL shall only be entitled to make alterations to the Specifications of the Products and the Peripherals upon the written consent of USWM, which shall not be unreasonably withheld, conditioned or delayed, and in any event subject at all times to the Products supplied complying with all applicable regulations and Specifications contained in the respective Product Licence (or after any relevant change of the Product License). For the avoidance of doubt, it shall not be deemed unreasonable for BPL to make any alteration to the same if reasonably required by it or requested by any Third Party [**] to ensure compliance with applicable regulatory requirements.
f.Each order for the Products shall be made by USWM in writing and shall constitute a separate contract, and any default by BPL in relation to any one order shall not entitle USWM to terminate this Agreement. No order shall be deemed to be accepted by BPL unless it has issued an order confirmation.
g.USWM shall, in respect of each order for the Products to be supplied hereunder, be responsible for:
i.ensuring the accuracy of the order;

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ii.providing BPL with any information which is reasonably necessary to enable BPL to fulfil the order and to comply with all labelling, marketing and other applicable legal requirements in the Territory.
h.With a view to enabling BPL to make appropriate plans for obtaining supplies of the Products USWM shall not less than [**] Business Days before the beginning of each month, provide BPL with a written rolling-forecast of the quantities of the Products (and any other information BPL reasonably requires) it expects to purchase during the [**] months following that month (“Forecast”). The first [**] months of this Forecast are binding on USWM with respect to the supply thereof. For the first Contract Year, the Forecast shall be as set forth in the Forecast delivered on or about the date this Agreement becomes unconditional. USWM shall prepare the Forecast based upon an evaluation and analysis of projected sales within the Territory and the operations and distribution network to be managed by USWM within the Territory.
i.Upon receipt and confirmation of each order BPL shall as soon as is reasonably practicable inform USWM of BPL’s estimated delivery date for the consignment. BPL shall use all commercially reasonable efforts to meet the delivery date but time shall not be of the essence.
j.Material compliance with estimated deadlines for deliveries by BPL requires the timely receipt of all documents to be provided by USWM, required approvals and releases, including compliance with the agreed payment terms and other obligations of USWM and with Clause 11.7. In the event that these requirements are not met, the deadlines shall be extended accordingly.
k.All shipments of Product to USWM shall be on the basis of [**] at BPL’s (or its Third Party [**]) warehouse ([**]) in the EU as notified to USWM from time to time.
l.The Parties agree that if, in respect of an order, BPL delivers up to and including [**] percent more or less than the quantity of Products ordered, USWM shall not be entitled to reject an order, but a pro rata adjustment shall be made to the order invoice.
m.No standard terms of either Party shall be applicable to such supply.
n.In case of genuine dispute concerning the quality of the Product, BPL and USWM agree to consult with each other in order to explain and resolve the dispute. If such consultation does not resolve the discrepancy within [**] Business Days of the first communication, BPL and USWM agree to [**] the [**] in [**], whose decision shall be binding on both parties. The Party [**] to be [**] the [**] for the analysis.
o.The Parties shall provide each other with prompt written notice of any event or condition of any character (whether actual, threatened or contemplated) pertaining to the supply

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of Products hereunder of which it becomes aware and which could adversely affect, or has a substantial possibility of adversely affecting, the supply of any Product.
i.If any such event or condition shall occur, the Parties shall cooperate in good faith to resolve the matter (it being acknowledged however that nothing herein shall oblige BPL to take any steps that could result in a liability to any Third Party [**] and that BPL shall be the party responsible for communicating with the same), having all regard for the potential commercial effects on a Party of such adverse event or condition, of such event or condition so as to reduce to the fullest extent possible the occurrence or possible occurrence of a delay in the supply of Products or an out of stock scenario related to the Products.
ii.If BPL is in breach of its obligation with respect to seeking an FDA approved back up supply in accordance with Clause 11.1, or Clause 20.4 shall apply in relation to any matter, event or circumstance due to the actions or omissions of any Third Party [**], the Parties shall further cooperate to initiate a technology transfer to another Third Party [**] mutually acceptable to both Parties, the costs of which shall be borne by BPL. Nothing herein shall obligate BPL to terminate any arrangement in force with any non-performing Third Party [**] if to do so would result in a liability to BPL, nor shall BPL be obligated to initiate a new technology transfer as aforesaid if it has reasonable grounds for believing that (i) any delays in obtaining back-up supply or resulting from an event under Clause 20.4 can be overcome prior to any proposed technology transfer being completed, or (ii) that another technology transfer will not overcome the relevant issues relating to the particular Third Party [**] without undue costs and delays. Unless otherwise agreed, BPL shall be the party contracting with any alternative Third Party [**].
8.Payment for the products
a.All Products to be supplied by BPL pursuant to this Agreement shall be sold in accordance with the [**] as agreed in Clause 11.11 (as varied by the terms of this Agreement).
b.The initial prices for all Products to be supplied hereunder to USWM shall include [**] but be exclusive of any [**], [**], [**] or other [**] (if applicable) and shall payable in [**] or in such [**] as BPL reasonably determines (the “Initial Price”). BPL may revise its prices at any time by giving USWM not less than three months’ prior written notice but the Parties agree that the Initial Price for any Product to be supplied hereunder shall not exceed [**]% of the [**] by BPL for the [**] or [**] of the [**] (the “[**]”). Upon reasonable request by USWM (not more than [**] a year), BPL shall provide proper documentation with respect to the [**], and USWM shall have the right to have conducted, in a manner reasonably acceptable to the Parties, an audit of the same (but subject to any confidentiality obligations by which BPL is bound). The provisions of Clause 12.7 shall apply mutatis mutandis to any such audit carried out under this Clause 12.2.

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c.Both Parties have the joint aim to be successful in respect of supplying the market in the Territory with the Products and understand that continuous cost improvements are an important element to achieve competitiveness. Therefore BPL shall use its commercially reasonable efforts to reduce the [**] to the extent the same are within its control. Without prejudice to the foregoing provisions, in the event that the [**] charged by BPL in any [**] month period would [**] the [**] received by, or due to, BPL from USWM under this Agreement (including any Additional Payment) in the preceding [**] month period, the Parties shall meet to discuss in good faith any revisions to the [**] and sourcing an alternative source of supply for the Products for the Territory to enable the Parties to remain competitive. USWM shall likewise use its commercially reasonable efforts to reduce its [**] (or reduce proposed increases in [**]) which are within its control.
d.USWM shall also make quarterly additional payments to BPL which are equal to [**] ([**]%) of [**], less the [**] in US Dollars. BPL shall not be required to [**] the [**] or [**] of any [**] received by it in any circumstances.
e.USWM shall provide BPL with a Monthly Accounting Report within [**] days following the end of each month. BPL shall issue to USWM within [**] days of the end of each Calendar Quarter an electronic invoice for the Additional Payment due in US Dollars per the Monthly Accounting Reports for the preceding Calendar Quarter.
f.BPL Invoices for the Additional Payments shall be paid by USWM in US Dollars to BPL within [**] days of the relevant invoice date.
g.Each Party (the “Requesting Party”) shall have the right to have conducted at its discretion an [**] audit by a reputable, independent accounting firm reasonably acceptable to the other Party of aspects of compliance with this Agreement relating to the calculation of the [**] or [**] (as the case requires), [**], and any [**] due under this Agreement. The other Party shall (and shall procure that its Affiliates shall) afford its full co-operation to the Requesting Party or such accounting firm. Any of the Big Four accounting firms (currently Deloitte Touche Tohmatsu, PricewaterhouseCoopers (PwC), Ernst & Young & KPMG) (or their respective successors and assigns) shall be deemed acceptable to USWM and BPL to the extent none of such accounting firms have a conflict of interest with a Party to this Agreement. The Requesting Party shall bear the costs if the annual audit concludes that any relevant payments made to it was [**] by [**] percent ([**]%) or [**] than those due for such annual period or if any relevant payment made by it was [**] by [**] percent ([**]%) or less for such annual period. The other Party shall bear the costs if the annual audit concludes that any payment made to the Requesting Party was [**] by more than [**] percent ([**]%) due for such annual period or any payment made by the Requesting Party was [**] by more than [**] percent ([**]%) for such annual period. In addition, any shortfalls in any payments due shall be paid, or overpayments made shall

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be reimbursed (as the case requires), within [**] Business Days of the conclusion of such annual audit.
h.If either Party fails to make when due any payment owed to the other Party (including, for the avoidance of doubt, any Additional Payment) in full by the due date, the non-offending Party shall be entitled (without prejudice to any other right or remedy it may have) to:
i.In the case of BPL being the non-offending Party, [**] or [**] any [**] of [**] to [**] under any [**]; and
ii.[**] the offending Party [**] in the amount of [**] percentage points ([**]%) over the respective [**] by the [**] beginning with the [**] day after end of the above defined payment terms (irrespective of whether the date of payment is before or after any judgement or award in respect of the same).
i.BPL’s supply of Products to USWM, and the passing of title to any of the Products to USWM shall be on an “ex works” basis.
j.All prices for the Products are [**] of any applicable [**] or any other [**], for which USWM shall be additionally liable, if applicable.
k.All payments to be made under this Agreement shall be made in cleared funds, without any [**] or [**] except as set forth herein and free and clear of and without [**] for or on account of any [**], [**], [**], [**], [**], [**] and [**] of any nature now or hereafter imposed by any [**], [**] or other [**] save as required by law. If a Party to this Agreement is compelled to make any such [**], it will pay to the receiving Party such additional amounts as are necessary to ensure receipt by the receiving Party of the full amount which that Party would have received but for the [**].
9.Termination of Supply by BPL and Royalty Payment
a.BPL shall be entitled by the giving of at least [**] months’ written notice to USWM to cease supplying the Products for resale in the Territory, save that the notice period shall be reduced in the event that BPL is able and willing to procure earlier assignment or novation to USWM of any relevant supply agreement it has in place with at least one Third Party CMO for the supply of each Product supplied by BPL hereunder in circumstances where such Third Party CMO is not in material breach or subject to a force majeure event under the relevant supply agreement.
b.Following such cessation, USWM shall be free to source its supply of the Products from any Third Party subject to the following adjustments to this Agreement:
i.USWM shall not be liable for any [**], and shall instead be liable to BPL for the [**], and the provisions of Clause 12 shall apply mutatis mutandis

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as if references to [**] is a reference to [**] instead, including specifically with respect to Clause 12.4.
ii.Except for the remaining [**] of [**] by BPL, BPL shall have no liability whatsoever under this Agreement for any [**] of the [**] which is out of [**] or contains any [**], and USWM shall assume full responsibility therefor vis-a-vis Third Parties (including the use thereof by patients) and shall indemnify BPL as a result of any loss suffered or incurred by it in connection therewith.
iii.In exercising its rights to manufacture or have the Products manufactured under this Clause 13, USWM shall support all reasonable endeavours of BPL to [**] (or [**] in [**]) and shall cooperate with BPL to achieve the same result, and USWM shall use its commercially reasonable efforts to [**] its [**] (or [**] in [**]) which are within its control.
iv.USWM shall consult with and obtain the prior written consent of BPL, such consent not to be unreasonably denied or delayed, prior to the entry into any new agreement with any third party for the supply of the Product.
v.USWM shall notify BPL of any proposed [**] by any relevant third party supplier engaged by USWM and, if BPL so requests and the terms of an applicable supply agreement so permit, USWM shall enter into good faith negotiations with an alternative third party supplier identified by BPL for production of the [**] as an alternative source of supply.
vi.These rights and obligations shall [**] and [**] for such time as a [**] falls due to BPL under this Agreement.
10.Support and Information
a.Each Party shall procure that its representatives make themselves available at all reasonable times and upon reasonable notice to the other Party by telephone or video conference for the purposes of consultation and advice relating to this Agreement and the Products as such other Party may reasonably require from time to time. The Parties shall endeavour to meet at least once per annum.
b.Each Party shall keep the other informed of any changes in regulatory agency requirements and applicable laws and regulations which are relevant for the development of any [**] Product or any Joint New Development and/or the sale and distribution of Products in the Territory.
c.Each Party shall also keep the other fully informed of any changes of local or general conditions which may affect the market for the Products in the Territory, including the sale of any counterfeits of the Products which may come to a Party’s attention.

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11.Confidentiality
a.Except as provided by Clauses 15.3, 15.4, and 15.7, each Party shall for a period of fifteen (15) years after termination or expiry of this Agreement:
i.keep all Restricted Information of the other Party confidential and accordingly not to disclose any such Restricted Information to any other person; and
ii.not use any such Restricted Information for any purpose other than the performance of its obligations under this Agreement or the exercise of its rights under this Agreement.
b.Any Restricted Information of the other Party may be disclosed by either Party to any employees officers, agents, consultants or subcontractors (“Representatives”) of either Party or of its Affiliates (in which case the Party receiving the Restricted Information shall be responsible for its Representatives’ compliance with the confidentiality obligations set out in this Clause 15) to such extent only as is necessary for the purposes contemplated by this Agreement, and subject to the receiving Party using its best efforts to ensure that the person in question keeps the same confidential and does not use such Restricted Information for any purpose other than that for which the disclosure is made.
c.Subject to Clause 4.8.2, in case Restricted Information of the other Party must be disclosed to any court, governmental and/or regulatory authority, or is otherwise required to be disclosed by law, the receiving Party shall be entitled to do so to the extent required by law; provided, however, that if either Party is so required, such Party shall give to the extent possible the other Party reasonable advance notice in written form of such disclosure and use reasonable efforts to secure confidential treatment of such Restricted Information (whether through protective order or otherwise). Such disclosure shall, however, not relieve disclosing Party of its other confidentiality obligations contained herein.
d.In addition, any Restricted Information of one Party may be used or disclosed by the other Party to the extent only that:
i.it is at the date hereof, or hereafter becomes, public knowledge through no fault of the receiving Party or its Affiliates or Representatives (provided that in doing so the receiving Party shall not disclose any Restricted Information which is not public knowledge); or
ii.it can be shown by the receiving Party, to the reasonable satisfaction of the disclosing Party, to have been known to it or its Affiliates prior to its being disclosed.
e.Each Party reserves all rights in its Restricted Information. No rights or obligations in respect of a Party’s Restricted Information other than those expressly stated in this Agreement are granted to the other Party or to be implied from this Agreement. In particular,

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unless otherwise stated herein no licence is hereby granted directly or indirectly under any Intellectual Property Right or patent, invention, discovery, copyright or other intellectual property right held, made, obtained or licensable by either Party now or in the future. For the avoidance of doubt, the Dossier for the Apokyn [**] Pen Product (and all information contained therein, to the extent not in the public domain) shall be considered Restricted Information of BPL.
f.Restricted Information shall be immediately returned to the disclosing Party upon termination or expiry of this Agreement, along with any copies, reproductions, digests, abstracts or the like of all or any part thereof in the receiving Party’s possession or under receiving Party’s control, except for one copy which might be retained by the receiving Party for documentation purposes only.
g.To the extent that any Restricted Information is a trade secret of the disclosing Party, the receiving Party agrees to maintain such trade secret Restricted Information confidential and not to use or disclose it except as permitted for purposes of undertaking its obligations under the Agreement, for so long as the information remains a trade secret.
12.Warranties
a.Subject as herein provided, BPL warrants to USWM as at the date hereof as regards Clause 16.1.3 and for so long only as BPL is responsible for supply of the Products under this Agreement as regards the other warranties in this Clause 16.1:
i.that all Product(s) supplied hereunder will comply with the Specification(s) therefor;
ii.so far as it is actually aware, the manufacture of the Product(s) in accordance with this Agreement does not and will not infringe the registered Intellectual Property Rights of any Third Party in the country of manufacture. To the extent BPL is able to obtain any warranties from any Third Party CMO regarding infringement of Third Party intellectual Property Rights, BPL shall warrant in identical terms, save that in no circumstances (except [**] or [**] on the part of BPL or [**] or [**]) shall the liability of BPL under any such warranty to USWM [**] the [**] that a Third Party CMO has to BPL for breach of its corresponding warranty;
iii.it is not aware of any rights of any third party in the Territory which would or might render the sale of the Products under the Excluded IP referred to in paragraph (i) of that definition unlawful;
iv.that there shall be no defects other than deviations from the description of features in such Specification(s) provided in the Product Licences for each Product. Such description of features of the Product(s) shall not be construed as a guarantee;

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v.that the Product(s) shall be manufactured in accordance with applicable laws and regulations inforce in the country of manufacture and Good Manufacturing Practice and all generally accepted industry standards and practices that are applicable, and that the Products shall be delivered by BPL in accordance with this Agreement and not be adulterated in violation of legal requirements applicable in the Territory; and
vi.that BPL has not been, and will not become, debarred under Sections 306 (a) or (b) of FDA Generic Drug Enforcement Act of 1992, as amended, and shall not use in any capacity any other person or Third Party that or who has been so debarred.
b.All other representations and warranties, express or implied, are to the fullest extent permissible by law expressly excluded.
c.Furthermore, notwithstanding the aforesaid provisions of this Clause 16, BPL does not give any representation or warranty as to the:
i.scope and duration of any [**] and that any [**] for a [**] will be [**];
ii.the [**] of any [**];
iii.[**] or [**] of any [**] and other characteristics of the [**];
iv.consequences of the [**] of any [**];
v.the [**] or [**] of the [**] for any [**]; and
vi.[**] or [**] of any [**] at the market or its [**] for [**].
Any such claims, regardless of their legal basis, are expressly excluded.

d.Without prejudice to Clause 17.2, in the event of any breach of BPL’s warranties in this Clause 16.1.1, 16.1.4 & 16.1.5 (whether by reason of defective materials, production faults or howsoever arising), BPL’s total liability to USWM shall be limited to:
i.[**] of the [**]; or
ii.at BPL’s option, [**] of the [**] (where this has been [**]).

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e.BPL’s [**] of [**] in accordance with Clause 16.4.1 or [**] of the [**] in accordance with Clause 16.4.2 shall not be construed independently as an acknowledgement of USWM’s underlying claim for breach based on defects or any legal duty owed by BPL.
f.Any claim of breach of the warranties set forth above shall be allowed only when submitted to BPL in writing:
i.with respect to apparent defects of the Products (e.g. identity, transportation damages, quantity etc.) within [**] Business Days after [**] of Products to USWM; and
ii.with respect to hidden or latent defects, USWM shall give written notice of such hidden defects to BPL within [**] Business Days of [**] the [**], and in any case within the [**] of the Product
g.No claim shall be allowed in respect of any Products which have been [**], [**], [**], [**] or [**] by USWM in any manner which adversely affects them. USWM shall return such defective Products to BPL, if requested to do so by BPL.
13.Indemnities & Limitation of Liability
a.USWM shall keep BPL, its Affiliates and their respective officers, directors, employees and representatives (each a “BPL Indemnified Person”) fully and effectually indemnified against all Third Party claims that may be asserted against or suffered by any BPL Indemnified Person and which relate to or arise in connection with:
i.[**] to [**], [**] or [**] arising from any [**] or [**] in the [**] resulting from USWM’s (or its Affiliates’) [**] or [**];
ii.[**] to [**], [**] or [**] arising from the [**] of the [**] by any party (appointed by USWM) other than BPL, its Affiliates or any [**] appointed by BPL;
iii.any breach by USWM of [**] or any of its obligations under the [**] to be entered into by USWM pursuant to [**]; and
iv.any reasonable [**], [**], [**] and [**] (including [**]) arising out of or in connection with that [**] (together with subclauses 17.1.1 through 17.1.4 above, a “USWM Relevant Claim”).
This indemnity shall not apply to the extent that any such third party claim is determined to have resulted from any [**], [**], [**] or the [**] of BPL or any person appointed by it (including any [**] for the [**] appointed by BPL) or for which BPL is obligated to indemnify the USWM Indemnified Person pursuant to clause 17.2.

b.BPL shall keep USWM, its Affiliates and their officers, directors, employees and representatives (each a “USWM Indemnified Person”) fully and effectually indemnified against

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all Third Party claims that may be asserted against or suffered by any USWM Indemnified Person and which relate to or arise in connection with:
i.[**] to [**], [**] or [**] arising from any [**] or [**] in the [**] resulting from BPL’s (or any contract manufacturer appointed by BPL’s) [**] or [**];
ii.any [**] to [**], [**] or [**] arising from any breach of the warranties given by BPL under Clause 16.1.1, 16.1.4 & 16.1.5 (inclusive);
iii.any breach of warranty given by BPL under [**]; and
iv.any [**], [**], [**] and [**] (including [**]) arising out of or in connection with that [**] (a “BPL Relevant Claim”).
This indemnity shall not apply to the extent that any such third party claim is determined to have resulted from any breach of contract, breach of statutory duty, negligence or the willful misconduct of USWM or any person appointed by it (including any contract manufacturer for the Products appointed by USWM), or for which USWM is obligated to indemnify the BPL Indemnified Persons pursuant to clause 17.1.

c.Each Party shall, as soon as it becomes aware of a matter which may result in a Relevant Claim (a “Relevant Claim” shall mean, as the case may be, a USWM Relevant Claim or a BPL Relevant Claim):
i.give the other Party written notice of the details of the matter;
ii.give the other Party reasonable access to and allow copies to be taken of any materials, records or documents as the other Party may reasonably require to take action under this clause; and
iii.allow the other Party, at its sole cost and expense, the exclusive conduct of any proceedings and take any reasonable action that the other Party directs to defend or resist the matter, including using professional advisers nominated by such other Party.
iv.not admit liability or settle such Relevant Claim without the prior written consent of the other Party against whom such Relevant Claim has been made.
d.If a third party bring or asserts any claim against either Party for death or personal injury in connection with the use by patients in the Territory of the Products which does not otherwise fall within the scope of Clause 17.1 or 17.2, then the Parties shall share any liability to such third party (and any reasonable [**], [**], [**] and [**] arising out of or in connection with that [**]) in the following proportion: [**]% for the account of USWM and [**]% for the account of BPL. Either Party shall, as soon as it becomes aware of a matter that could result in a

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liability in the circumstances set out in this Clause 17.4 give the other Party written notice of the details of the matter and conduct of such claim shall be handled by the Parties in accordance with the provisions of Clause 4.2 (JIP Management).
e.Each Party hereby agrees that, when in defence of the other Party in accordance with the indemnification provisions set forth herein, such Party will not confess judgment on the indemnified Party (or, in case of any Party which is a defendant to such an action referred to in Clause 17.4) or otherwise settle in a manner that admits fault of the indemnified Party any matter giving rise to such indemnification obligation without the express written consent of the indemnified Party (not to be unreasonably withheld or denied).
f.This Clause 17 and Clause 4.9 sets out the entire financial liability of the Parties (including any liability for the acts or omissions of their respective employees, agents and subcontractors) to each other in respect of:
i.any breach of this Agreement however arising;
ii.any [**] and [**] of [**] by BPL;
iii.any [**] or [**] of the [**] by USWM; and
iv.any [**], [**] or [**] or [**] (including [**]) arising under or in connection with this Agreement.
g.Nothing in this Agreement shall limit or exclude the liability of either Party for:
i.[**] or [**] resulting from [**]; or
ii.[**] or [**]; or
iii.the indemnities contained in Clauses [**], [**] or [**].
h.Without prejudice to Clause 17.7 or Clause 4.9, except as otherwise set forth elsewhere in this Agreement, neither Party shall under any circumstances whatever be liable to the other, whether in contract, tort (including negligence) or restitution, or for breach of statutory duty or misrepresentation, or otherwise, for any of the following losses or damage suffered by the other Party that arises under or in connection with this Agreement:
i.loss of [**]; or
ii.loss of [**]; or
iii.loss of [**]; or
iv.loss of [**]; or
v.loss of [**]; or

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vi.loss or [**] of [**] or [**]; or
vii.[**], [**], [**] or [**] damage.
i.Without prejudice to Clauses 4.9, 17.1, 17.2 and 17.8, and except as otherwise set forth elsewhere in this Agreement, each Party’s total liability arising under or in connection with this Agreement or any agreement entered into pursuant to this Agreement, whether arising in contract, tort (including negligence) or restitution, or for breach of statutory duty or misrepresentation, or otherwise, shall (unless the same relates to any Additional Payment or Royalty Payment due) in all circumstances be limited to the [**] of (i) $[**] (U.S. Dollars) or (ii) the amount of any [**] made by a Party in breach which is applicable to such [**] as provided for in [**] (based on the assumption that the [**] has complied with all duties owed to the [**] or necessary to preserve the full amount of [**] such as to notify any [**] within the [**] agreed with the [**]), and any Party found to be in breach shall in addition pay to the other Party its reasonable costs and expenses (including legal costs) incurred in recovering the same.
14.Insurance
a.During this Agreement and until the [**] of [**] by USWM has [**] or for a period of [**] years after [**], whichever is the greater, USWM shall maintain in force (i) a product liability insurance policy and (ii) a professional indemnity insurance policy for an amount equaling [**]% of the total [**] for the [**], (i) subject to a [**] of [**] dollars for claims arising from any single event and not less than [**] dollars in the aggregate arising in a [**], and (ii) subject to a [**] of [**] dollars for claims arising from any single event and not less than [**] dollars in the aggregate for all claims arising in a [**]. BPL shall be named as an additional insured under each such policy procured by USWM.
b.Notwithstanding the foregoing, the Parties shall use their commercially reasonable endeavours to amend their insurance requirements in line with any requirement imposed by any Third Party CMC or counterparty to any Current Supply Agreement from time to time as a precondition to supplying Products or assigning or novating any Current Supply Agreement.
15.Technical and Pharmacovigilance Agreements
The Parties agree to provide each other with copies of all safety data relating to the Product in their possession or control from time to time. USWM shall enter into a Technical Agreement / Pharmacovigilance Agreement (“TA / PVA”) reasonably acceptable to BPL and USWM, which includes, without limitation, procedures for the collection, review, assessment tracking and filing of information related to adverse events associated with Products in the Territory, in such reasonable form as BPL may specify in writing as soon as reasonably practicable.

16.Force majeure
a.Neither Party shall be liable for delay or failure to perform hereunder due to any contingency beyond its control, including, but not limited to acts of God, fires, floods, wars, civil

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wars, sabotage, strikes, governmental laws, ordinances, rules or regulations, failure of third party supplier or subcontractor or shortage of raw materials (“Force Majeure”).
b.If either Party is affected by any Force Majeure event, it shall forthwith notify the other Party of the nature and extent thereof.
c.A Party shall not be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such a delay or non-performance is due to any Force Majeure of which it has notified the other Party, and the time for performance of that obligation shall be extended accordingly.
d.If the Force Majeure in question has prevented or is likely to prevent a Party from performing its obligations for a period of more than [**] and [**] days and such Party is not exerting its [**] to comply with this Agreement such that compliance can be achieved upon cessation of the Force Majeure event, then the other Party may terminate this Agreement upon written notice at any time after expiry of the said period (unless Clause 11.15 applies).
17.Duration
a.This Agreement shall enter into force on the date of signature hereof by both Parties (the “Commencement Date”) and shall continue thereafter for a period of [**] Contract Years (the “Initial Term”); and thereafter shall automatically continue for successive [**] terms (each a “Renewal Term”) unless one Party terminates this Agreement by giving at least [**] prior written notice to expire at the end of the relevant Initial Term or Renewal Term (as the case requires) or unless terminated sooner in accordance with Clauses 22.1, 22.3 or 22.4 below.
18.Termination
a.Either Party shall be entitled forthwith to terminate this Agreement by written notice to the other if,
i.that other Party commits a [**] of any of the provisions of this Agreement or any agreement entered into pursuant to this Agreement and, in the case of a [**] capable of [**], [**] to [**] the same within [**] Business Days after receipt of a written notice giving full particulars of the [**] and requiring it to be [**]; provided, however, that if such [**] is not capable of [**] within such [**] Business Day period, such period shall be extended if the [**] Party is exerting its [**] to [**] such [**] within the time period in which such [**] may be [**];
ii.subject to Clauses 22.9, 23.1, 24.3 and 24.4, the other Party enters into or suffers an Insolvency Event;
iii.[RESERVED];
iv.[RESERVED];

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v.[RESERVED];
vi.that other Party ceases, or formally threatens to cease, to carry on business; or
vii.anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other Party.
b.For the purposes of Clause 22.1, a breach shall be considered capable of remedy if the Party in breach can comply with the provision in question in all respects except as to the time of remedy in Clause 22.1.1, provided that time of performance is not of the essence and the defaulting Party is using its best efforts to remedy such breach.
c.Either Party shall be entitled forthwith to terminate this Agreement by written notice to the other Party if the other Party is in material breach of the [**] (which is not duly remedied in accordance with its terms).
d.BPL shall also be entitled forthwith to terminate this Agreement by written notice to USWM if USWM is in material breach of the [**] (which is not duly remedied in accordance with its terms).
e.Any waiver by either Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.
f.The rights to terminate this Agreement given by this Clause shall be without prejudice to any other right or remedy of either Party in respect of the breach concerned (if any) or any other breach.
g.that USWM and such Affiliates will become parties) to a [**] (as may be amended from time to time) dated [**] (such [**], together with any other similar [**] amending, modifying, amending and restating, replacing or [**] such [**], the “[**]”), providing for a [**] from certain [**] and [**], as agent for such [**], (such [**] acting as agent for such [**] together with any successor or replacement [**], “[**]”) and (ii) is a party to that certain [**] (as amended) dated as of [**] (such [**], together with any other similar [**] amending, modifying, amending and restating, replacing or [**] such [**], the “[**]”), among USWM, certain of its Affiliates, certain [**] and [**], as agent for such [**] (together with any successor or replacement agent, “[**]” and together with the [**], each an “[**]” and collectively the “[**]”). For purposes of this Agreement, the term “[**]” means [**] until such time as [**] notifies [**] in writing that the [**] shall be the [**], and on and after delivery of such notice from the [**] to [**], the term “[**]” shall mean the [**].
h.BPL will promptly forward to each Agent a copy of any written notice sent by BPL to USWM under Clause 22 or 23 of this Agreement. However, the termination of this Agreement by BPL shall not affect the rights of either Agent pursuant to this Clause 22.8, Clause 22.9 and Clause 23 hereof. No termination may be effective prior to the [**] day after the receipt

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by each Agent of a notice from BPL of its intent to terminate this Agreement and any such termination shall be suspended if either Agent delivers to BPL a Transfer Notice (defined below) in accordance with Clause 22.9.
i.After BPL’s delivery of a notice of intent to terminate to each Agent, in the event that either Agent undertakes to transfer USWM’s rights (or undertakes to cause USWM to transfer such rights) under this Agreement, the [**] and all related rights under ancillary agreements related to this Agreement, such Agent shall deliver to BPL a notice of such intent to transfer (a “Transfer Notice”) within [**] days of receiving a notice of intent to terminate from BPL. In the event that an Agent timely delivers a Transfer Notice, BPL’s right to terminate this Agreement shall be suspended for a period of [**] days (the “Transfer Period”) commencing on the date of such Transfer Notice to allow such Agent to transfer, or cause USWM to transfer, this Agreement, the [**] and the agreements related to this Agreement so long as the transfer would qualify as a Permissible Assignment. During the Transfer Period (i) BPL will suspend any exercise of its rights under Clause 22 of this Agreement to repurchase any of the Products, (ii) BPL will suspend the exercise of its rights hereunder to revoke the licences granted to USWM under this Agreement, (iii) the Agent delivering the Transfer Notice shall have the right to market and sell USWM’s and its Affiliates’ rights in and to this Agreement, the [**] and the other ancillary agreements related to this Agreement, and (iv) Agent Representative shall have the right to take control of the Products, take any action available to Agent Representative as a secured creditor with respect to the Products, and exercise any rights Agent Representative has to sell, market, deal with and dispose of any Products and to use USWM or its Affiliates’ licence rights granted by BPL under this Agreement or by the JVC under the [**], all conditional on the prompt payment to BPL of all Additional Payments due under Clause 12 of this Agreement in connection with the sale of such Products by Agent Representative, and compliance with the Net Sales and Additional Payment provisions (including with respect to maximum Deductions) set forth in this Agreement, but only with respect to those Products sold or disposed of by Agent Representative, The rights of Agent Representative under this Clause 22.9 to sell, market, deal with and dispose of Products shall not be exclusive in nature. Notwithstanding anything to the contrary set forth in this Clause 22.9, neither Agent shall be deemed to have assumed any of USWM’s or any of its Affiliates’ other obligations or liabilities under this Agreement, including without limitation any amounts accrued and owing, whether Additional Payments, Royalty Payments or any other amount owed, at the time that a Transfer Notice is received by BPL, which obligations and liabilities shall not be deemed to be discharged by the exercise of any rights of any Agent hereunder. In the event that any Agent finds a transferee meeting the requirements of a Permitted Assignee for USWM’s and its Affiliates rights under this Agreement, the [**] and the other agreements related hereto within the Transfer Period, then BPL agrees to accept performance from and render performance to such Agent’s Permitted Assignee, provided that, at the time of such Transfer, (x) such Permitted Assignee or Agent shall cure all Material Defaults under this Agreement, other than a Material Default arising from the existence of an Insolvency Event, by (i) on or before such Transfer date, making payment in such amounts as are necessary to cure Material Defaults that are capable of being cured by the payment of money and (ii) with respect to any Material Default that is not capable of being cured merely by the payment of money, promptly and diligently undertaking all actions necessary to restore all of BPL’s rights under the Agreement at the time of such Transfer and compensating

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BPL for its losses resulting from any default resulting in BPL’s loss of material rights or that materially prejudices BPL’s rights under the Agreement on a going forward basis and (y) such Permitted Assignee shall enter into an Assignment and Assumption Agreement of this Agreement and the [**] and the then current Marketing Plan and New Development Plan, to BPL, in a form and content reasonably satisfactory to BPL. Each Agent and the Parties agree that a transfer under this Section 22.9 shall be deemed an Apokyn Asset Sale and shall be subject to 24.4.2. As used herein, a “Material Default” shall mean (i) a default that is curable or (ii) an uncurable default that (a) results in BPL’s loss of material rights or (b) materially prejudices BPL’s rights under the Agreement on a going forward basis.
19.Consequences of Termination; Consent to Security Interest
a.Upon the termination of this Agreement by BPL under Clauses 21.1, 22.1, 22.3 or 22.4 or termination of this Agreement by USWM under Clause 21.1, 22.1 or 22.3, then without prejudice to any other remedy available to the terminating Party:
i.If BPL provides notice of its intent to do so to USWM at least [**] days prior to termination of this Agreement (the “First BPL Notice”), but only so long as no Agent has previously elected to exercise its rights under Clause 23.1.1.d, Clause 23.1.3 or Clause 22.9 as set forth herein, BPL shall be entitled, but not obligated, for a period of [**] working days after such termination, to repurchase from USWM or its Affiliates all or any part of any stocks of the Products then held by USWM or its Affiliates at their original invoice value and sell such stocks whether or not it is in USWM or its Affiliates’ livery or packaging until such time as any relevant Marketing Authorization is varied; provided, that:
a.BPL shall be responsible for arranging the cost of [**] and [**];
b.USWM or its Affiliates may sell stocks for which it has accepted orders from customers prior to the date of termination, or in respect of which BPL does not, by written notice given to USWM within [**] working days after the date of termination exercise its right of repurchase (the “Second BPL Notice”), and for those purposes and to that limited extent only the provisions of this Agreement shall continue in full force and effect (but without prejudice to the right of BPL to appoint any other party as its new licensee for the Products in the Territory or take any other steps it deems appropriate as from the date of termination);
c.if BPL fails to provide USWM with timely notice of its intent to repurchase such stock pursuant to this Clause 23.1.1, then USWM or its Affiliates shall be permitted to continue to sell such stock for a period of [**] days after the date of termination, subject to USWM or its Affiliates selling such stock on an arms’ length basis and in accordance with the Net Sales, Additional Payment and Royalty Payment requirements (including with respect to maximum Deductions) set out in this Agreement;

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d.if Agent Representative sends written notice to BPL within [**] working days after its receipt of the First BPL Notice that Agent Representative is exercising its rights hereunder (the “Agent Notice”), for a period of [**] days from the date on which BPL receives such Agent Notice (the “Sell-Out Period”), and notwithstanding anything to the contrary contained in this Clause 23.1.1, Clauses 23.1.5 through and including 23.11 hereof, or any other provision of this Agreement, (i) BPL will suspend any exercise of its rights under Clause 22 of this Agreement to repurchase any of the Products, (ii) BPL will suspend the exercise of its rights hereunder to revoke the licences granted to USWM under this Agreement and the [**] to the extent necessary to permit Agent Representative to sell, market, deal with and dispose of any Products, and (iii) Agent Representative shall have the right to take control of the Products, take any action available to Agent Representative as a secured creditor with respect to the Products, and exercise any rights Agent Representative has to sell, market, deal with and dispose of any Products and to use USWM or its Affiliates’ licence rights under this Agreement and the [**] solely in connection with any or all of the foregoing actions, all conditional on the prompt receipt by BPL of all Additional Payments due under Clause 12 of this Agreement in connection with the sale of such Products by Agent Representative, and compliance by any Agent with the Net Sales and Additional Payment provisions (including with respect to maximum Deductions) set forth in this Agreement, but only with respect to those Products sold or disposed of by Agent Representative. The rights of Agent Representative under this Clause 23.1.1 .d to sell, market, deal with and dispose of Products shall not be exclusive in nature. Notwithstanding anything to the contrary set forth in this Clause 23.1.1, neither Agent shall be deemed to have assumed any of USWM’s or any of its Affiliates’ other obligations or liabilities under this Agreement, including without limitation any amounts accrued and owing, whether Additional Payments, Royalty Payments or any other amount owed, at the time that an Agent Notice is received by BPL, which obligations and liabilities shall not be deemed to be discharged by the exercise of any rights of any Agent hereunder; and
e.Unless coupled with a Transfer Notice (defined below); any Agent’s exercise of its rights under Clause 23.1.1.d or Clause 23.1.3 shall not limit BPL’s ability pursuant to this Agreement to terminate the Agreement (save in respect of any rights expressly granted to the Agents hereunder, which shall survive termination during the Sell-Out Period) and appoint a new licensee to replace USWM, whether during the Sell-Out Period or otherwise, and to provide such new licensee with such rights as BPL sees fit (other than in respect of the actual Products that are under the control of an Agent).

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ii.BPL consents to the grant by USWM and its Affiliates to each Agent of a security interest in and to all of USWM’s and its Affiliates assets, including, without limitation, in (a) all stocks of Products, (b) the Joint IP rights of USWM (but not BPL), (c) this Agreement and the [**], and (d) any licenses granted to USWM or its Affiliates by BPL under this Agreement or by the JVC under the [**], in each case for the purpose of securing all amounts owing by USWM and its Affiliates under the Term Credit Agreement and related loan documents and the Revolving Credit Agreement and related loan documents, and BPL agrees that the granting of such security interest shall not constitute a breach of or default under this Agreement. In furtherance of the forgoing, BPL consents to each Agent recording a memorandum of license or other notice as deemed appropriate by the Agents against the Joint IP rights of USWM and the rights granted by BPL and the JVC to USWM for the Territory for purposes of satisfying notice requirements or otherwise perfecting the security interests granted by USWM and its Affiliates under subparts (b)-(d) of this Clause 23.1.2 under applicable laws.
iii.If Agent Representative wishes to exercise its rights and remedies as a secured party with respect to the Products in any circumstances other than as set forth in Clause 23.1.1.d above, Agent Representative shall notify BPL in writing thereof prior to any such exercise (the “Agent Alternative Notice”). Agent Representative’s exercise of such secured party rights and remedies may permit BPL to exercise its right under Clause 22.1.2 to terminate this Agreement. Upon receipt by BPL of the Agent Alternative Notice or a Transfer Notice (defined below), whether or not BPL subsequently terminates this Agreement, Agent Representative will have the same rights, subject to the same conditions and limitations, as set forth in Clause 23.1.1.d above with respect to the Products and the Intellectual Property Rights and BPL shall have the right to terminate and appoint a new licensee as provided in Clause 23.1.1.e (unless the limitations on termination in Clause 22.9 then apply).
iv.Each Agent shall be a third party beneficiary of Clause 22.8 and this Clause 23 and, as such, shall be entitled to enforce the provisions of Clause 22.8 and this Clause 23 against BPL and USWM as if such Agent were a party to this Agreement. No amendment or modification of the rights granted to any Agent under this Agreement shall be effective without the prior written consent of each Agent.
v.Notwithstanding the foregoing and subject to Clauses 4.11, 5.2 and 5.3, in the case of termination by either Party under Clause 21.1, or termination by USWM under Clauses 22.1 or 22.3, references in this Clause 23.1 to the “Products” shall be deemed to be limited to the Apokyn [**] Pen Product and any other Product affected by the withdrawal of the licence to

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the Excluded IP referred to in paragraph (i) of such definition in accordance with Clause 4.11.
b.USWM shall [**] within [**] days send to BPL or otherwise dispose of in accordance with the directions of BPL all samples of the Products and any advertising, promotional or sales material relating to the Products then in the possession of USWM;
c.Outstanding unpaid invoices rendered by BPL in respect of the Products shall become immediately payable by USWM and invoices in respect of Products ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of the invoice;
d.USWM shall cease to make any use of the Apokyn US Trade Marks and associated trade dress in accordance with the [**] other than for the purpose of selling stock in respect of which BPL does not exercise its right of repurchase;
e.USWM shall at its own expense join with BPL in procuring the cancellation or the transfer of any licences entered into pursuant to the [**] to the [**] representative nominated by BPL;
f.the provisions of Clauses 15, 12.4 (as applied to ongoing Additional Payments), 23 through 26 (inclusive), as well as the indemnities in Clause 17 for such time as Products are being sold in the Territory, shall continue in force in accordance with their respective terms except as otherwise set forth in Clause 23.1;

a.USWM shall forthwith return to BPL all Promotional Materials as well as all documents and material containing Restricted Information belonging exclusively to BPL if requested to do so in writing by BPL;
b.USWM shall have no claim against BPL for compensation for loss of distribution rights, loss of goodwill or any similar loss, and to the extent USWM has any such claim(s), it hereby irrevocably agrees to waive the same and release BPL from all liability relating thereto;
c.[RESERVED],
d.Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither Party shall have any further obligation to the other under this Agreement.
e.With effect from termination, the Product Licences and any applications relating thereto granted under the stipulations of this Agreement shall be addressed in accordance with Clauses 4.6.2, 4.6.3, 5.2 and 5.3. If USWM or any Party nominated or designated by USWM is the holder of any Product Licence to be transferred to BPL or any other Intellectual Property Rights belonging exclusively to BPL, subject to and in accordance with Clauses 4.11, 4.6.2, 4.6.3, 5.2 and 5.3, it shall take all necessary and desirable steps to transfer and assign the same

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back to BPL (or as it directs) in accordance with such aforementioned Clauses, in each case to the fullest extent permitted by law. USWM agrees further to co-operate with BPL in the case of non-assignable Product Licences that are the exclusive property of BPL under the terms of this Agreement by not taking and not omitting to take any action which may cause such Product Licences to lapse or be cancelled, and if required under Clause 5 to do so, shall co-operate with and assist BPL (or as it directs) in obtaining an orderly and prompt transition and issuance of new Product Licences for the Product(s) on behalf of BPL (or as it directs).
1.Nature of Agreement; Change of Control; Other Provisions
a.Either Party shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is an Affiliate and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of the relevant Party.
b.[Reserved]
c.Except as set forth in this Agreement, neither Party may assign, mortgage, charge or dispose of its rights hereunder, except: (i) so long as no Insolvency Event or Material Default (as defined in Clause 22.9) has occurred and is continuing with respect to such Party, with the prior written consent of the other Party, which consent shall not be unreasonably withheld, denied or delayed; or (ii) in connection with a Permissible Assignment (subject to Clause 22.9 if applicable); provided, however, that the rights of the Parties hereunder are not divisible or subject to partition, and with respect to an assignment, transfer or other disposition under clause (i) or (ii) herein, such Party must be assigning, transferring or otherwise disposing of all of its rights under this Agreement. Notwithstanding the foregoing, subject to sections 4.1.4 and 4.1.5, each Party may, upon notice to the other Party (but not the consent of the other Party), assign, delegate, subcontract or sublicense any right, obligation or duty of the first mentioned Party arising under this Agreement or the agreements, documents and instruments contemplated by this Agreement (including without limitation the [**] and Technical Agreement (TA) and Pharmacovigilance Agreement (PVA) contemplated in Clause 19), to any Affiliate of the first mentioned Party, and the consent of the other Party shall be deemed as having been given by execution of this Agreement, subject to no change of Control occurring in respect of such Affiliate and in such eventuality, the first mentioned Party shall procure that such Affiliate shall forthwith transfer back any rights transferred hereunder. At all times during the continuance of this Agreement, the first mentioned Party shall remain liable to the other Party for any act or omission or breach of duty by its Affiliates in connection with the performance of, and transactions contemplated by, this Agreement. In any such case, the first mentioned Party shall immediately notify the other Party of such assignment, sub-contract or delegation and shall at the same time notify the new address for notices as agreed in Clause 24 of this Agreement. For purposes of this Agreement, a “Permissible Assignment” shall mean the assignment, sub-contracting, delegation or transfer to a Permitted Assignee. Notwithstanding any other provision of this Agreement, no Party shall pledge, mortgage or grant any encumbrance or security interest over any Joint IP or any Intellectual Property Rights licensed to it, except as permitted by Clause 23.1.2.
a.Certain Rights Related to Changes of Control and [**].
i.Prior to a change of Control of any Party to any Third Party being proposed, the relevant Party (the “First Party”) undertakes to give the other Party (the “Other Party”) advance notice of the same and to afford the Other Party a non-exclusive opportunity to discuss any potential transaction for [**] Business Days following the date of such notice. If the Parties have not executed within such period a non-binding offer letter agreeing a process for the sale of Control of the relevant entity to the Other Party, the First Party shall be free to pursue any permitted transaction; provided, further, that if the First Party shall then be engaging in an organized sale process conducted by a broker, investment banker or similar adviser, the First Party shall procure that the Other Party be provided notice of and the opportunity to participate in the same, subject to customary confidentiality obligations. Notwithstanding the foregoing provisions of this Clause 24.4.1, the foregoing obligation to provide advanced notice or allow the Other Party a nonexclusive opportunity to discuss a potential transaction shall not in any event apply to BPL’s ultimate parent company STADA Arzneimittel AG.
ii.Subject to and without prejudice to Clause 22.9, prior to a First Party effecting an [**] to a Third Party pursuant to a bona fide offer, the First Party shall give written notice (the “Seller’s Notice”) to the Other Party stating that the First Party intends to accept such offer, identifying the party who made the bona fide offer (subject to any confidentiality restrictions thereon), and providing a copy of the bona fide offer (redacting any identifying information of the Third Party if required under confidentiality obligations). Upon delivery of the Seller’s Notice, the Other Party shall have the first right to purchase, within [**] days of its receipt of the Seller’s Notice, the assets of the First Party upon the same terms and conditions set forth in the bona fide offer provided in the Seller’s Notice. Such right shall be exercisable by written notice to the First Party within [**] days of receipt of the Seller’s Notice (which shall not extend the [**] day period above) stating that the Other Party is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase from the First Party, subject only to the conditions contained in the bona fide offer. If the Other Party does not elect to purchase upon the terms of the bona fide offer, then the First Party shall be free, for a period of [**] days from the date of the Seller’s Notice, to sell to the Third Party upon terms no more favorable to the Third Party than those specified in the Seller’s Notice. Any [**] by the First Party after the end of such [**]-day period or any change in the terms of the sale

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as set forth in the Seller’s Notice that are more favorable to the Third Party shall be deemed to be a new offer and the First Party shall be required to comply with the provisions of this clause 24.4.2 for such new offer.
b.Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the Parties. The relationship of the Parties under this Agreement is that of independent contractors.
c.If any term or provision of this Agreement in whole or in part shall be held by any court of competent jurisdiction to be illegal or unenforceable under any enactment or rule of law such term or provision or part shall to that extent be deemed severable and not to form part of this Agreement and the validity and enforceability of the remainder of the Agreement shall not be affected.
d.This Agreement (and any other agreements or documents referred to herein) comprises the entire agreement between the Parties relating to the subject matter hereof to the exclusion of all prior or collateral agreements, negotiations, notices of intention, promises, warranties, undertakings, arrangements, understandings and representations, whether written or oral (collectively “Representations”) other than those Representations expressly included in this Agreement; the Parties agree and warrant to each other that they have not relied upon or been induced to enter into this Agreement on the basis of any Representations other than those expressly included in this Agreement; and neither Party shall be bound by or be liable for any Representations of any kind or nature not expressly included in this Agreement. This Clause shall not affect any confidentiality or secrecy agreement entered into by the Parties prior to this Agreement.
e.The exercise or partial exercise of or any delay or omission in exercising any right conferred by this Agreement on either Party shall not constitute a waiver of that or any other right or remedy available to that Party nor affect the right or remedy at a later time and the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
f.No modification of this Agreement shall be effective unless it is made in writing and agreed by an authorised representative of each Party. This also applies to modifications of this Clause.
g.Save as otherwise provided in this Agreement, each Party shall pay its own costs in connection with the negotiation, preparation, execution and performance of this Agreement, and all documents ancillary to it.
h.Each Party shall (at its own expense) promptly execute and deliver all such documents, and do all such things, or procure the execution and delivery of all documents and doing of all such things as are required to give full effect to this Agreement and the transactions contemplated by it.
i.Neither Party to this Agreement shall employ or use the name of the other Party in any publication of promotional materials or in any form for public distribution without prior written consent of said other Party.
1.Notices
a.Any notice to be given or served under or in connection with this Agreement shall be in the English language and in writing and may be:
i.delivered by hand; or
ii.sent by registered mail, special delivery or recorded delivery post (in each case, pre-paid);
b.Notices hereunder shall be addressed as follows:
To BPL:

FAO: [**]
[**]
Fax: [**]
To USWM:

FAO: [**]
United States of America
Phone: [**]
Fax: [**]
         [**]

c.A notice is deemed to be given or served at the time it is left at the address.

a.In the case of a notice given or served by hand, where this occurs after 5.00 pm on a Business Day, or on a day which is not a Business Day, the date of service shall be deemed to be the next Business Day.
1.Law & Arbitration
a.This Agreement shall be governed by and constructed in all respects in accordance with the Laws of New York.
b.Any disputes, claims or controversies arising out of, relating to or in connection with the present Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, shall be submitted to

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arbitration according to the Rules of Arbitration of the International Chamber of Commerce (ICC) and shall be finally settled under such rules by a panel of three (3) arbitrators.
c.Each party shall nominate one (1) arbitrator and shall obtain its nominee’s acceptance of such nomination within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator within this time period upon request of any party, such arbitrator shall instead be appointed by the ICC in accordance with its rules within thirty (30) days of receiving such request. The third arbitrator, who shall act as chairman of the arbitration panel, shall be nominated by the two (2) arbitrators nominated by the parties. If he is not so nominated within thirty (30) days of the date of nomination of the later of the two (2) party-nominated arbitrators, he shall be chosen in accordance with the ICC rules by the ICC.
d.The place of arbitration shall be New York.
e.The language of the arbitration shall be English.
f.The scope of the authority of the arbitrators shall be limited to the strict application of law, the award of damages and the making of any emergency orders (whether interim or final). The arbitrators shall not have the right to award or make an order for any punitive damages.
g.The parties are entitled either prior to or during or after arbitration to seek and obtain interim injunctive or other interim equitable relief in any court of competent jurisdiction to preserve the status quo, to prevent the breach of this Agreement, or to enforce the orders of arbitration.
h.Except as may be required by law, neither a party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.
i.The International Bar Association Rules of Evidence shall apply together with the rules governing any submission to arbitration in this agreement. Where they are inconsistent with the aforesaid rules, the IBA Rules of Evidence shall prevail but solely as regards the presentation and reception of evidence. In limitation of the foregoing, and not in amplification thereof, neither Party shall be required to give general discovery of documents, but may be required only to produce specific, identified documents which are relevant or considered relevant by the arbitrators.
j.Each of the parties hereto irrevocably und unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.
k.Each party participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrator’s fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorney’s fees, administrative fees, arbitrator’s fees and court costs) to the prevailing party.

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l.The arbitrators’ award will be final and binding. The parties expressly exclude any and all rights to appeal, set aside or otherwise challenge an award by the arbitrators, insofar as such exclusion can validly be made.

[REMAINDER OF PAGE BLANK INTENTIONALLY; SIGNATURES FOLLOW]

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        IN WITNESS WHEREOF, the Parties have executed and delivered this Distribution, Development, Commercialization & Supply Agreement by their duly authorized representatives on the date set forth below.

BRITANNIA PHARMACEUTICALS LIMITED

Acting by:

Name: /s/ [**]      Name: /s/ [**]

Title: Managing Director    Title: Director

Date: January 15, 2016    Date: January 15, 2016

US WORLDMEDS, LLC

Acting by:

Name: /s/ [**]     Name: /s/ [**]

Title: CEO      Title: CFO

Date: January 15, 2016    Date: January 15, 2016